                                                                     Exhibit 4.1



                         THE HANOVER COMPANIES, Issuer

                                      and

                           THE HORN & HARDART COMPANY

                                      and

                            CERTAIN SUBSIDIARIES OF
                             THE HANOVER COMPANIES,
                                   Guarantors

                           _________________________


                                  $20,000,000

                        9.25% Senior Subordinated Notes

                           _________________________

                                   Indenture

                          Dated as of August 17, 1993

                        FIRST TRUST NATIONAL ASSOCIATION

                                    Trustee

                               TABLE OF CONTENTS



ARTICLE 1        DEFINITIONS AND INCORPORATION
                 BY REFERENCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

         Section 1.1.     Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.2.     Other Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 1.3.     Incorporation by Reference of Trust Indenture Act . . . . . . . . . . . . . . . .  18
         Section 1.4.     Rules of Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE 2        THE SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

         Section 2.1.     Form and Dating . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 2.2.     Execution and Authentication  . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 2.3.     Registrar and Paying Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 2.4.     Paying Agent to Hold Money in Trust . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 2.5.     Securityholder Lists  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 2.6.     Transfer and Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 2.7.     Replacement Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 2.8.     Outstanding Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 2.9.     Treasury Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 2.10.    Temporary Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 2.11.    Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 2.12.    Defaulted Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 2.13.    Home Office Payment Agreements  . . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE 3        REDEMPTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

         Section 3.1.     Notices to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 3.2.     Selection of Securities to Be Redeemed  . . . . . . . . . . . . . . . . . . . . .  25
         Section 3.3.     Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 3.4.     Effect of Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 3.5.     Deposit of Redemption Price . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 3.6.     Securities Redeemed in Part . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

ARTICLE 4        COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

         Section 4.1.     Payment of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 4.2.     SEC Reports, Financial Reports  . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 4.3.     Compliance Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 4.4.     Stay, Extension and Usury Laws  . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 4.5.     Limitations on Distributions and Investments  . . . . . . . . . . . . . . . . . .  31
         Section 4.6.     Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 4.7.     Payment of Taxes and Claims . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 4.8.     Investment Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 4.9.     Limitation on Encumbrances  . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

         Section 4.10.    Indebtedness to Consolidated Earnings Ratio . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 4.11.    Limitation on Incurrences of Additional Indebtedness  . . . . . . . . . . . . . . . . . . .  34
         Section 4.12.    Maintenance of Consolidated Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 4.13.    Change in Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 4.14.    Restriction on Payment of Management Fees . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 4.15.    Limitation on Transactions With Affiliates  . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 4.16.    Maintenance of Properties; Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 4.17.    Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 4.18.    ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 4.19.    Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 4.20.    Fixed Charge Coverage Ratio.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 4.21     Repayment of Certain Existing Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 4.22     Limitation on Ranking of Future Indebtedness  . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 4.23     Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 4.24     Sale and Leaseback  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 4.25     Limitation on Payment Restrictions Affecting Subsidiaries . . . . . . . . . . . . . . . . .  42
         Section 4.26.    Accounting Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 4.27     PPN Application . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 4.28     Limitations on Sales of Assets and Subsidiary Stock . . . . . . . . . . . . . . . . . . . .  43
         Section 4.29.    Repurchase of the Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 4.30.    Amendments of CFC Credit Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 4.31.    Execution of Guaranties by Restricted Subsidiaries  . . . . . . . . . . . . . . . . . . . .  48
         Section 4.32.    Limitation on Activities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Section 4.33.    Working Capital Adequacy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

ARTICLE 5        SUCCESSORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

         Section 5.1.     When Company, the Guarantor or Their Subsidiaries May Merge, etc  . . . . . . . . . . . . .  49
         Section 5.2.     Successor Corporation Substituted . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

ARTICLE 6        DEFAULTS AND REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

         Section 6.1.     Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         Section 6.2.     Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 6.3.     Other Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 6.4.     Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 6.5.     Control by Majority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         Section 6.6.     Limitation on Suits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 6.7.     Rights of Holders to Receive Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 6.8.     Collection Suit by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 6.9.     Trustee may File Proofs of Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 6.10.    Priorities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 6.11.    Undertaking for Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

ARTICLE 7        TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

         Section 7.1.     Duties of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 7.2.     Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         Section 7.3.     Individual Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         Section 7.4.     Trustee's Disclaimer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         Section 7.5.     Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         Section 7.6.     Reports by Trustee to Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         Section 7.7.     Compensation and Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         Section 7.8.     Replacement of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         Section 7.9.     Successor Trustee by Merger, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 7.10.    Eligibility; Disqualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         Section 7.11.    Preferential Collection of Claims Against Company . . . . . . . . . . . . . . . . . . . . .  62

ARTICLE 8        DISCHARGE OF INDENTURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

         Section 8.1.     Termination of Company's, Guarantor's and the Guarantor Subsidiaries' Obligations . . . . .  62
         Section 8.2.     Application of Trust Money . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 8.3.     Repayment to Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 8.4.     Reinstatement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63

ARTICLE 9        AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64

         Section 9.1.     Without Consent of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         Section 9.2.     With Consent of Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         Section 9.3.     Compliance with Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Section 9.4.     Revocation and Effect of Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Section 9.5.     Notation on or Exchange of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         Section 9.6.     Trustee Protected . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

ARTICLE 10       SUBORDINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

         Section 10.1.    Securities Subordinated to Senior Indebtedness  . . . . . . . . . . . . . . . . . . . . . .  66
         Section 10.2.    Liquidation; Dissolution; Bankruptcy  . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         Section 10.3.    Default on Senior Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         Section 10.4.    When Distribution Must Be Paid Over . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         Section 10.5.    Notice by Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         Section 10.6.    Subrogation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         Section 10.7.    Relative Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         Section 10.8.    Subordination May Not Be Impaired by Company  . . . . . . . . . . . . . . . . . . . . . . .  70
         Section 10.9.    Distribution or Notice to Representatives . . . . . . . . . . . . . . . . . . . . . . . . .  71
         Section 10.10.   Rights of Trustee and Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         Section 10.11.   Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice . . . . . . . . . .  71
         Section 10.12.   Application by Trustee of Monies Deposited With  It . . . . . . . . . . . . . . . . . . . .  71

         Section 10.13.   Trustee's Compensation Not Prejudiced . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         Section 10.14.   Officer's Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         Section 10.15.   Certain Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         Section 10.16.   Names of Representatives  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         Section 10.17.   Article 10 Not To Prevent Events of Default or Limit Right To Accelerate  . . . . . . . . .  73
         Section 10.18.   Reliance by Holders of Senior Indebtedness on Subordination Provisions  . . . . . . . . . .  73
         Section 10.19.   Proof of Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         Section 10.20.   No Fiduciary Duty to Holders of Senior Indebtedness . . . . . . . . . . . . . . . . . . . .  73
         Section 10.20.   Limitations on Application of Article 10. . . . . . . . . . . . . . . . . . . . . . . . . .  74

ARTICLE 11       GUARANTY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74

         Section 11.1.  Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         Section 11.2.  Execution and Delivery of Guaranty. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78


ARTICLE 12       SECURITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78

         Section 12.1.  Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         Section 12.2.  Recording, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         Section 12.3.  Suits to Protect the Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80

ARTICLE 13       MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80

         Section 13.1.    Trust Indenture Act Controls. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         Section 13.2.    Notices.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         Section 13.3.    Communication by Holders with Other Holders . . . . . . . . . . . . . . . . . . . . . . . .  81
         Section 13.4.    Certificate and Opinion as to Conditions Precedent  . . . . . . . . . . . . . . . . . . . .  81
         Section 13.5.    Statements Required in Certificate or Opinion . . . . . . . . . . . . . . . . . . . . . . .  81
         Section 13.6.    Rules by Trustee and Agents.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         Section 13.7.    Legal Holidays  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         Section 13.8.    Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         Section 13.9.    Variable Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         Section 13.10.   Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         Section 13.11.   No Adverse Interpretation of Other Agreements . . . . . . . . . . . . . . . . . . . . . . .  83
         Section 13.12.   Successors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         Section 13.13.   Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         Section 13.14.   Qualification of Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         Section 13.15.   Table of Contents, Headings, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         Section 13.16.   Consent to Jurisdiction and Service of Process  . . . . . . . . . . . . . . . . . . . . . .  84
         Section 13.17.   Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85

                 INDENTURE dated as of August 17, 1993 among THE HANOVER COMPANIES, a Nevada corporation (the "Company"), THE HORN & HARDART COMPANY, a Nevada corporation (the "Guarantor"), the subsidiaries of the Company which have executed this Indenture and First Trust National Association, a national association, as Trustee (the "Trustee").

                 Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of the Company's 9.25% Senior Subordinated Notes due August 1, 1998 (the "Securities"):

                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

                 Section 1.1.     Definitions.

                 "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities or by agreement or otherwise.

                 "Agent" means any Registrar, Paying Agent or coregistrar.

                 "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal (or redemption) payment of such security or instrument multiplied by the amount of such principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

                 "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

                 "Benefit Plan" means a defined benefit plan as defined in
Section 3(35) of ERISA, other than a Multiemployer Plan, in respect of which the Company, the Guarantor or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA; provided, however, that the term "Benefit Plan" shall not include any such defined benefit plan for any period during which the termination of or withdrawal from such defined benefit plan by such ERISA

Affiliate could not subject the Company, the Guarantor or any Guarantor Subsidiary to any liability under the Internal Revenue Code or ERISA.

                 "Board of Directors" or "Board" means the Board of Directors or any authorized committee of the Board of the Company or the Guarantor empowered to act on such matters.

                 "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person, a certified copy of which has been sent to the Trustee.

                 "Capital Stock" means with respect to any Person any and all shares, interests, warrants, rights, options, participations or other equivalents (however designated) of, in or to corporate stock, including of, in or to common stock and preferred stock (whether or not included in shareholders' equity).

                 "Capitalized Lease Obligation" means, as applied to any Person for any period, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet or for which the amount of the asset or liability thereunder as if so capitalized should be disclosed in a footnote to such balance sheet of that Person and the amount of such obligation shall be the capitalized amount thereof, determined in accordance with such principles.

                 "Cash and Marketable Securities" means cash, cash equivalents of U.S. Government Obligations or certificates of deposit maturing within nine months from the date of issuance thereof issued by a commercial bank or trust company organized under the laws of the United States of America or any state thereof or the District of Columbia or any other short-term money market type obligations of such corporation, each having a rating for its unsecured long-term debt of "A" or better from both Standard & Poor's Corporation ("S&P") and Moody's Investors Service, Inc. ("Moody's") and commercial paper rated A-1/P-1 by S&P and Moody's and not maturing more than 90 days from the date of acquisition thereof.

                 "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section Section 9601, et seq. or any analogous or similar state law.

                 "CFC Credit Agreement" means that certain Amended and Restated Loan and Security Agreement, dated as of July 9, 1993, by and among Congress Financial Corporation, a California corporation, Hanover Direct Fulfillment, Inc., a Pennsylvania corporation, Brawn California, Inc., a California corporation, Gump's By Mail, Inc., a Delaware corporation, and GSF Acquisition

Corp., a California corporation, as the same may be amended, modified or supplemented.

                 "Change in Control" means (i) directly or indirectly a sale, transfer or other conveyance of all or substantially all of the assets of the Guarantor (or HDI after the Reorganization), on a consolidated basis, to any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), excluding transfers or conveyances to or among Restricted Subsidiaries and to HDI, pursuant to the Reorganization, as an entirety or substantially as an entirety in one transaction or series of related transactions, (ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) other than NAR, directly or through its subsidiaries, is or becomes the "beneficial owner" (as that term is used in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a person shall be deemed to have "beneficial ownership" of all Capital Stock that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a sufficient number of issued and outstanding shares of Capital Stock of the Company or the Guarantor on a fully diluted basis, to elect a majority of the members of the respective Boards of Directors of the Company or the Guarantor, as the case may be, or (iii) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Company or the Guarantor, as the case may be (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company or the Guarantor was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company or the Guarantor then in office.

                 "Class B Preferred Stock" shall mean the Class B preferred stock, par value $.01 per share, of the Company.

                 "Collateral" shall mean the collateral pledged pursuant to the Collateral Documentation.

                 "Collateral Documentation" shall mean the Pledge and Security Agreement, the Pledged Note, financing statements and all other deeds of trust, assignments, endorsements, collateral assignments and other instruments, documents, agreements or conveyances at any time creating or evidencing Liens or assigning Liens to the Trustee, to secure the obligations of the Company, the Guarantor or the Guarantor Subsidiaries under the Documents.

                 "Common Stock" shall mean the common stock, par value $.662/3 per share, of the Guarantor.

                 "Company" means the Person named as such above until a successor replaces it in accordance with Article 5, including without limitation pursuant to the Reorganization, and thereafter means the successor.

                 "Consolidated Current Assets" shall mean at any date, all amounts which, in conformity with GAAP, would be included under current assets on a consolidated balance sheet of the Company, the Guarantor and the Restricted Subsidiaries, as at such date.

                 "Consolidated Current Liabilities" shall mean at any date, all amounts which, in conformity with GAAP, would be included under current liabilities on a consolidated balance sheet of the Company, the Guarantor and the Restricted Subsidiaries, excluding the Revolving Loan Balance to the extent included in such current liabilities, as at such date.

                 "Consolidated Earnings" shall mean, with respect to any period, the sum for such period of (i) Consolidated Net Income, plus (ii) taxes not currently due and payable of the Company and the Restricted Subsidiaries, in each case as determined on a consolidated basis and in accordance with GAAP.

                 "Consolidated Net Income" shall mean, with respect to any period, the net income (or loss) of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied for each period, adjusted to exclude (only to the extent included in computing such net income (or loss)), extraordinary and nonrecurring items and gains (or losses) on investments or assets, unremitted equity in earnings of Affiliates (except for such unremitted equity that is within the complete control of the Company and is not otherwise restricted and for which funds are currently available for disbursement), minority interests, gains on retirement of debt, cash dividends received in liquidation or discontinuance of any Affiliate or in the form of intercompany transfer of cash not constituting repayment of Indebtedness or payment in respect of liquidation or discontinuance of the transferor or any write-up of any asset and any deferred credit or amortization of a deferred credit arising from any acquisition in any manner of any Person.

                 "Consolidated Assets" shall mean, at any date, the consolidated assets of the Company, the Guarantor and their subsidiaries as determined on a consolidated basis and in accordance with GAAP.

                 "Consolidated Net Worth" shall mean, at any date, the total shareholders' equity of each of the Company, the Guarantor and its respective subsidiaries determined on a consolidated basis in accordance with GAAP , less
(i) any item that by its terms (or by the terms of any security which it is convertible into or exchangeable for) or upon the happening of any event is (a) convertible into or exchangeable for Indebtedness, or (b) matures or is mandatorily redeemable pursuant to a sinking fund or otherwise, less (ii) declared but unpaid dividends on any class of Capital Stock and less (iii) any treasury stock.

                 "Consolidated Subsidiary" of any specific Person means any subsidiary, all of whose shares of Capital Stock are owned by such Person and/or by another Consolidated Subsidiary of such Person, and the accounts of which are, or under GAAP are required to be, consolidated with the accounts of such Person.

                 "Convertible Preferred Stock" shall mean the 7.5% cumulative convertible preferred stock, par value $.01 per share and stated value $20 per share, of the Company.

                 "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 13.9 or such other address of which the Trustee may give notice to the Company and the Guarantors.

                 "Corporation" includes corporations, associations, companies and business trusts.

                 "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                 "Distribution Facility Subsidiary" shall mean a Consolidated Subsidiary of the Company formed after the date hereof to acquire the New Distribution Facility.

                 "Documents" means the Purchase Agreement, the Indenture, the Registration Rights Agreement, the Securities, the Guaranty, the Collateral Documentation, the Escrow Agreement and all other security agreements, mortgages, deeds of trust, financing statements, lease assignments, guaranties and other agreements and instruments, together with any assignments, endorsements of, exhibits, schedules or other attachments to all of the foregoing, delivered in connection with the transactions contemplated hereby or thereby, all as amended, supplemented or otherwise modified from time to time.

                 "Environmental Law" means any federal, state or local law, statute, ordinance, rule, license, order, permit or regulation pertaining to health, industrial hygiene, hazardous waste or the environmental conditions on, under, from or about any real property, including without limitation, CERCLA and RCRA.

                 "Equity Interests" means Capital Stock or warrants, options or other rights to acquire Capital Stock or other equity participations, excluding any debt securities that are convertible into or exchangeable for Capital Stock or other equity participations.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

                 "ERISA Affiliate" means any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Company, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Company; and (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Company.

                 "Excess Availability" shall mean at any date, the aggregate amount, as determined by any lender according to any revolving loans or lines of credit that stipulates the amount of funds available to the Company, the Guarantor and the Restricted Subsidiaries, for immediate and unrestricted drawdown or advance, and which pursuant to any such drawdown or advance will by its nature increase the aggregate outstanding balance owed to such lender by the Company, the Guarantor and the Restricted Subsidiaries.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 "Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of (a) the sum for such period of (i) Consolidated Net Income, plus (ii) Interest Expense (excluding interest income) (whether or not capitalized), plus
(iii) federal, state and local income tax expense to the extent deducted in determining Consolidated Net Income, plus (iv) principal and interest on Capital Lease Obligations, plus (v) operating rents less directly associated sublease income to the extent that (x) such sublease income does not exceed the associated rents of the Company and (y) the sublease is for a term equal to or beyond the stated maturity of the Securities, to (b) the sum for such period of
(i) Interest Expense (excluding interest income) (whether or not capitalized), plus (ii) Capital Lease Obligations, plus (iii) cash dividends declared or due for payment (whether paid or not), plus (iv) operating rents less directly associated sublease income to the extent that (x) such sublease income does not exceed the associated rents of the Company and (y) the sublease is for a term equal to or beyond the stated maturity of the Securities. For purposes of the preceding definition, interest on Capital Lease Obligations shall be deemed to accrue at an interest rate implicit in such Capital Lease Obligations in accordance with GAAP.

                 "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination, consistently applied.

                 "GECC Agreement" means the Account Purchase Agreement, dated as of December 31, 1992, by and among the Company, Hanover Direct Fulfillment, Inc., a Pennsylvania corporation, Brawn of California, Inc., a California corporation, GSF Acquisition Corp., a California corporation, Gump's by Mail, Inc., a Delaware corporation, Gump's Holdings, Inc., a Delaware corporation, and General Electric Capital Corporation, a New York corporation, as the same may be further amended or modified or supplemented.

                 "Governmental Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of any city or other political subdivision or otherwise and whether now or hereafter in existence, or any officer or official thereof.

                 "Guarantor" means the Person named as such above until a successor replaces it in accordance with Article 5, including without limitation pursuant to the Reorganization, and thereafter means the successor.

                 "Guarantor Subsidiaries" means the Restricted Subsidiaries of the Company on the date hereof (except for Gump's Corp., a California corporation) and any subsidiary of the Company that becomes a Restricted Subsidiary after the date hereof pursuant to Section 4.31.

                 "Hazardous Materials" means any flammable, explosive, radioactive, hazardous or toxic waste, substance, material or constituent (whether in solid, liquid, gaseous or any other form) ("substance") and any other substance defined, designated or regulated as a hazardous or toxic substance, material, waste, contaminant or pollutant by any Environmental Law presently in effect or as amended or promulgated in the future and shall include, without limitation:

                          (i)     those substances included within the
                 definitions of, or classified as "hazardous substances" pursuant to CERCLA;

                       (ii) petroleum or its constituents, products, byproducts or related substances; and

                      (iii) such other substances which are or become regulated, or which are classified as hazardous, toxic, flammable, explosive, or radioactive, under any Environmental Law.

                 "HDI" means Hanover Direct, Inc., a Delaware corporation.

                 "Holder" or "Securityholder" means a Person in whose name a Security is registered from time to time.

                 "Indebtedness" means, without duplication, with respect to any Person, (a) all obligations of such person (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services (other than accounts payable outstanding less than ninety (90) days and arising in the ordinary course of business), (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) for the payment of money relating to a Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit (other than trade letters of credit on which amounts have been owed for less than 180 days and arising in the ordinary course of business and consistent with past practices); (b) all obligations of such person under interest swap obligations and foreign currency hedges; (c) all liabilities of others of the kind described in the preceding clauses (a) or (b) that such person has guaranteed or that is otherwise its legal liability; (d) all obligations secured by a Lien to which the property or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of such person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such person's legal liability; (e) indebtedness under conditional sales contracts and other types of title retention agreements; and (f) any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c) or (d), (e), or this clause (f), whether or not between or among the same parties.

                 "Indenture" means this Indenture as amended or supplemented from time to time.

                 "Independent" when used with respect to any specified Person means such a Person who (i) is in fact independent, (ii) does not have any direct financial interest or any material indirect financial interest in the Company or any other obligor upon the Securities or in any Affiliate of the Company or such other obligor, and (iii) is not connected with the Company or such other obligor or any Affiliate of the Company or such other obligor, as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions. Whenever it is herein provided that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by a written order of the Company and approved by the Trustee in the exercise of reasonable care and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

                 "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Company's Board of Directors, as the case may be,
(i) qualified to perform the task for which it has been engaged, and (ii) disinterested and Independent insofar as it relates to such engagement with respect to the Company, all of its subsidiaries, and each Affiliate of the Company and/or their subsidiaries.

                 "Interest Expense" shall mean, for any period, the total interest expense of the Company and its subsidiaries during such period, determined on a consolidated basis in accordance with GAAP.

                 "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time hereafter, and any successor statute.

                 "Investments" means any direct or indirect purchase or other acquisition by a Person of, or a beneficial interest in, Capital Stock or other securities of any other Person other than a Person that prior to the relevant time was a subsidiary of that Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by that Person to any other Person including all Indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business and any agreement to purchase, sell or lease assets, products, supplies, materials, transportation or services, or to advance funds and/or guaranty such, for the purpose of giving financial assurance to any creditors of any Person, or grant any lien on property of such Person to secure any obligations of another Person.

                 "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, collateral assignment, encumbrance or adverse claim affecting title or resulting in a charge against real or personal property of any kind in respect of such asset (including any agreement to give any security interest). For the purposes of this Indenture, a Person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, any option or other agreement to sell, Capitalized Lease Obligation or other title retention agreement relating to such asset.

                 "Mail Order Joint Venture" shall mean any joint undertaking in which any Person not an Affiliate of the Company, the Guarantor or their subsidiaries is engaged with the Company, the Guarantor or their subsidiaries, including, without limitation, a joint venture, partnership, business trust, licensing agreement or other similar entity or arrangement, for the purpose of research, marketing and development of the direct specialty retail business of the Company.

                 "Management Fee" means any fee or other compensation payable to NAR or any Affiliate or related party of NAR by the Company or any of its subsidiaries or Affiliates for services rendered with respect to the management of the Company or any of its subsidiaries or Affiliates.

                 "Management Incentive Stock Option Agreement" shall mean the 1993 Equity Incentive Plan of the Guarantor and the 1993 All-Employee Equity Investment Plan of the Guarantor or any successor or replacement plan having substantially similar terms.

                 "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA which is, or within the immediately preceding six (6) years was, contributed to by the Company, the Guarantor, any Guarantor Subsidiary or any ERISA Affiliate; provided, however, that the term "Multiemployer Plan" shall not include any such multiemployer plan for any period during which the withdrawal from such multiemployer plan by such ERISA Affiliate could not subject the Company, the Guarantor or any Guarantor Subsidiary to any liability under the Internal Revenue Code or ERISA.

                 "NAR" means North American Resources Limited, a British Virgin Islands corporation.

                 "Net Cash Flow" shall mean four (4) times the Consolidated Net Income for the immediately preceding fiscal quarter plus, to the extent deducted in determining Consolidated Net Income for such quarter, depreciation, amortization (including without limitation, amortization of assets under Capitalized Lease Obligations), depletion, and provision for taxes not currently due. To the extent that Net Cash Flow for the immediately preceding fiscal quarter is less than zero, then "Net Cash Flow" shall mean two
(2) times Consolidated Net Income for the immediately preceding two (2) fiscal quarters plus, to the extent deducted in determining Consolidated Net Income for such quarters, depreciation, amortization (including without limitation, amortization of assets under Capitalized Lease Obligations), depletion, and provision for taxes not currently due.

                 "New Distribution Facility" means the new fulfillment center and distribution facility established, acquired and improved by the Distribution Facility Subsidiary to be used exclusively by the Company, the Guarantor and their subsidiaries in their mail order and retail businesses.

                 "Officer's Certificate" means a certificate signed by any duly authorized officer, who must be the President, the Chief Financial Officer, the Treasurer or a Vice President of the Company or a Consolidated Subsidiary thereof, as the context may indicate.

                 "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, the Guarantor or the Trustee.

                 "Permitted Encumbrances" means (i) Liens (other than any Lien imposed under ERISA or any Environmental Laws) for taxes, assessments, or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, and with respect to which adequate reserves of other appropriate provisions are being maintained in accordance with the provisions of GAAP and enforcement thereof is not being sought or is stayed; (ii) Liens of landlords, carriers, warehousemen, mechanics, materialmen and other Liens (other than any Lien imposed under ERISA) not voluntarily granted for amounts not yet due or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with the provisions of GAAP, and enforcement thereof is not being sought or stayed; (iii) Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds, appeal bonds and letters of credit, in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts; (iv) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and other similar restrictions, charges or encumbrances (whether or not recorded) and other Liens incurred in the ordinary course of business, which do not secure Indebtedness or the deferred purchase price of any asset and which do not interfere materially with the ordinary conduct of the business of the Company or any subsidiary and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Company or any subsidiary; (v) building restrictions, zoning laws and other statutes, laws, rules, regulations, ordinances and restrictions, and any amendments thereto, now or at any time hereafter adopted by any governmental authority having jurisdiction;
(vi) the Liens set forth on Schedule II hereto, including renewals and extensions thereof, (vii) a Lien in connection with a first mortgage on the New Distribution Facility, provided that the associated Indebtedness is used for expansion of the New Distribution Facility and other capital expenditures associated with it and (viii) Liens pursuant to capital leases incurred pursuant to Section 4.24.

                 "Permitted Investments" means (i) Cash and Marketable Securities, (ii) investments in Restricted Subsidiaries that are Consolidated Subsidiaries and (iii) investments in a Mail Order Joint Venture that is not a subsidiary of the Company, the Guarantor or any of their subsidiaries, provided that the aggregate amount of capital, investments, equity, loans, payments or assets of any kind contributed, directly or indirectly, by the Company, the Guarantor and its subsidiaries to all Mail Order Joint Ventures shall not exceed (i) $5,000,000 for the period from the date hereof through December 31, 1993 and (ii) $10,000,000 for the period from the date hereof and thereafter.

                 "Person" and "person" mean any individual, corporation, partnership, joint venture, association, joint stock company, trust or estate, unincorporated organization or government or any agency or political subdivision thereof or any other entity, foreign or domestic.

                 "Pledged Note" means a demand note in an aggregate principal amount as required under paragraph 6 of the Securities from the Distribution Facility Subsidiary in favor of the Company in the form of Exhibit E attached hereto.

                 "Purchase Agreement" means that certain Purchase Agreement dated as of August 17, 1993 by and among the Company and the Purchaser.

                 "Purchaser" means Sun Life Insurance Company of America, including its transferees and assigns.

                 "RCRA" means the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section Section 6901, et seq.

                 "Registered Exchange Offer" means the offer by the Company, pursuant to an effective registration statement filed with the SEC, to exchange all of the Series B Securities for all of the outstanding Series A Securities in accordance with the terms and provisions of the Registration Rights Agreement.

                 "Registered Exchange Offer Consummation Date" means the date on which the Registered Exchange Offer is consummated in accordance with the terms and provisions of the Registration Rights Agreement.

                 "Registration Rights Agreement" means the Registration Rights Agreement attached as Annex B to the Purchase Agreement.

                 "Registration Statements" means the Company's Form S-4 Registration Statement containing a joint proxy statement prospectus relating to the distribution of certain securities in connection with the Mergers initially filed with the Securities and Exchange Commission on April 19, 1993.

                 "Reorganization" means the reorganization of the Company and the Guarantor as described in the Registration Statement on Form S-4 (File No. 33-61252) of Hanover Direct, Inc., a Delaware corporation.

                 "Representative" means the indenture trustee or other trustee, agent or representative, if any, for an issue of Senior Indebtedness.

                 "Restricted Investment" means any Investment, contribution or transfer of property, assets or value in consideration or on account of any Indebtedness or equity interest (by way of transfers of property, contribution to capital, acquisitions of stock, securities or evidences of Indebtedness, or otherwise) in or to any Person, except in any Permitted Investment.

                 "Restricted Securities" means Securities which were acquired by the Holder thereof other than pursuant to an effective registration statement under the Securities Act of 1933, as amended, or acquired in a public transaction that complies with Rules 144 or 144A (or any successor rules) under such Act, whether or not the exemption provided by paragraph (k) of Rule 144 (or any comparable exemption) is available.

                 "Restricted Subsidiary" means any subsidiary of the Company, including, without limitation, the Distribution Facility Subsidiary, that is not an Unrestricted Subsidiary.

                 "Revolving Loan Balance" shall mean any date, the aggregate outstanding balance owed to one or more lenders by the Company, the Guarantor and the Restricted Subsidiaries consisting of secured loans and advances made on a revolving basis (involving advances, repayments and readvances) whose primary purpose is to provide the Company, the Guarantor or the Restricted Subsidiaries with working capital.

                 "SEC" means the Securities and Exchange Commission, or any successor Governmental Authority.

                 "Securities" means the securities issued under this Indenture.

                 "Security and Pledge Agreement" means the agreement in the form attached hereto as Exhibit D executed or to be executed by the Company pledging the Pledged Note as security for the respective obligations under the Documents.

                 "Senior Indebtedness" means the principal of, and interest on, any Indebtedness of the Company, the Guarantor or the Guarantor Subsidiaries, whether outstanding on the date of this Indenture or hereafter created, incurred for borrowed money, including amounts drawn under letters of credit or other similar financial accommodations, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same expressly provides that such Indebtedness shall be pari passu or subordinate in right of payment to the Securities; provided, however, Senior Indebtedness shall not include (a) in the case of the respective obligation of the Company, the Guarantor and the Guarantor Subsidiaries in respect of each Security, the respective obligation of the Company, the Guarantor and the Guarantor Subsidiaries in respect of other Securities, (b) Indebtedness of the Company, the Guarantor or any Guarantor Subsidiary to a subsidiary of the Company, the Guarantor or any Guarantor Subsidiary or an Affiliate of the Company, the Guarantor or any Guarantor Subsidiary, (c) Indebtedness to, or guaranteed on behalf of, any individual shareholder, director, officer or employee of the Company, the Guarantor or of any subsidiary of the Company or the Guarantor (including, without limitation, amounts owed for compensation), (d) Indebtedness and other amounts incurred in connection with obtaining goods, materials or services, (e) Indebtedness incurred in violation of this Indenture and (f) Indebtedness that by its terms is subordinated to any other Indebtedness of the Company, the Guarantor or the Guarantor Subsidiaries.

                 "Series A Securities" means the 9.25% Senior Subordinated Notes due August 1, 1998, Series A, being issued and sold pursuant to the Purchase Agreement and this Indenture.

                 "Series B Securities" means the 9.25% Senior Subordinated Notes due August 1, 1998, Series B (the terms of which are identical to the Series A Securities except that the Series B Securities shall be registered under the Securities Act of 1933, as amended, and shall not contain the restrictive legend on the face of the form of Series A Securities), to be issued in exchange for the Series A Securities pursuant to the Registered Exchange Offer and this Indenture.

                 "Subordination Agreement" means the Subordination Agreement among Congress Financial Corporation, a California corporation, Sun Life Insurance Company of America, attached hereto as Exhibit C, as in effect on the date hereof and as amended or modified.

                 "subsidiary" of any specified Person means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person or by such Person and a subsidiary or subsidiaries of such Person or by a subsidiary or subsidiaries of such Person, (ii) any other Person (other than a corporation) in which such Person or such Person and a subsidiary or subsidiaries of such Person or a subsidiary or subsidiaries of such Person directly or indirectly, at the date of determination thereof, has at least a majority ownership interest, or (iii) any other person in which such person, one or more subsidiaries of such person, directly or indirectly, at the date of determination thereof is required by GAAP or the rules and regulations of the SEC to be combined or consolidated with such person for purposes of general financial reporting.

                 "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Section Section 77aaa-77bbbb), as amended, as in effect on the date of this Indenture, until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA, except as otherwise provided in Section 9.3.

                 "Trustee" means the Person named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

                 "Trust Officer" means the any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                 "Unrestricted Subsidiary" means the subsidiaries of the Company or the Guarantor listed on Schedule 1.1 hereof. In addition, Unrestricted Subsidiaries shall mean any subsidiary of the Company or the Guarantor that:

                 (i) is formed or acquired after the date hereof prior to the occurrence of an Event of Default (or an event that, after notice or lapse of time, or both, would become an Event of Default) which is continuing at the time of receipt of such notice;

                 (ii) has been formed or acquired without any direct or indirect investment, whether in cash or property, of the Company, the Guarantor or any Restricted Subsidiary, other than Capital Stock of the Company or the Guarantor upon which no dividends are paid or payable (except dividends paid or payable in additional Capital Stock of the Company or the Guarantor similarly restricted as to dividends), by the Company, the Guarantor or any Restricted Subsidiary and without the incurrence of any Indebtedness, directly or indirectly, by either of the Company, the Guarantor or any Restricted Subsidiary in connection with such acquisition or the business to be engaged in by such Unrestricted Subsidiary;

                 (iii) maintains separate books and records and engages in no transaction, direct or indirect, with the Company, the Guarantor or any Restricted Subsidiary, other than such Unrestricted Subsidiary's declaration and payment to the Company, the Guarantor or any Restricted Subsidiary of dividends in its own Capital Stock, or the payment by such Unrestricted Subsidiary to the Company, the Guarantor or any Restricted Subsidiary, of overhead and other administrative charges in the ordinary course of business; and

                 (iv) obtains financing, if any, on a completely stand alone basis, i.e., not requiring any direct or indirect guarantee or other form of financial support or credit enhancement from the Company, the Guarantor or any Restricted Subsidiary, other than the non-recourse pledge of the Capital Stock of another Unrestricted Subsidiary and cross-corporate guaranties between or among Unrestricted Subsidiaries formed or acquired at the same time as part of a single transaction upon the consummation of which such cross-guaranties are executed in favor of the provider of such stand alone financing.

Any subsidiary of the Company or the Guarantor formed or acquired after the date hereof which at any time does not meet or no longer meets any of the foregoing requirements shall not be considered, for purposes hereof, or if initially so considered, shall lose its status as, an Unrestricted Subsidiary and shall be subject to all of the requirements set forth herein with respect to Restricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company or the Guarantor; provided, however, that immediately after giving effect to such designation, on a pro forma basis, as if such Unrestricted Subsidiary had been a Restricted Subsidiary for the entire immediately preceding four (4) consecutive fiscal quarters (x) the Company is in compliance with all of the terms, conditions and covenants of the Securities and this Indenture and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

                 "U.S. Legal Tender" shall mean such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                 "8% Notes" shall mean the Amended 8% Senior Subordinated Notes due 1994 of the Company.

                 "14% Debentures" shall mean the 14% Senior Subordinated Debentures due 1997 of the Guarantor.

                 "71/2% Convertible Debentures" shall mean the 71/2% Convertible Subordinated Debentures due 2007 of the Guarantor.

                 "8% Senior Subordinated Note Indenture" shall mean the Indenture, dated as of October 15, 1984, by and between the Company, as assignee of the Guarantor, and BankAmerica National Trust Company (formerly BankAmerica Trust Company of New York), as Trustee, as amended, governing the 8% Notes.

                 Section 1.2.     Other Definitions.

                                                                              Defined in
                              Terms                                             Section
                              -----                                             -------
                  "Bankruptcy Law"                                                6.1

                  "Change in Control Date"                                        4.13

                  "Custodian"                                                     6.1

                  "Event of Default"                                              6.1

                  "Guaranty"                                                     11.1

                  "Legal Holiday"                                                13.7

                  "Officer"                                                      13.9

                  "Paying Agent"                                                  2.3

                  "Registrar"                                                     2.3

                  "Repurchase Date"                                               4.13

                  "Repurchase Offer"                                              4.13

                  "Repurchase Price"                                              4.13

                                                                                               Defined in
                                          Terms                                                 Section
                                          -----                                                 -------
                  "Restricted Payments"                                                       4.5

                  "U.S. Government Obligations"                                               8.1

                 Section 1.3.     Incorporation by Reference of Trust Indenture
                                  Act.

                 Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                 The following TIA terms used in this Indenture have the following meanings:

                 "indenture securities" means the Securities;

                 "indenture security holder" means a Securityholder;

                 "indenture to be qualified" means this Indenture;

                 "indenture trustee" or "institutional trustee" means the Trustee;

                 "obligor" on the Securities means the Company, the Guarantor, and any other obligor upon the Securities.

                 All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

                 Section 1.4.     Rules of Construction.

                 Unless the context otherwise requires:

                          (1)      a term has the meaning assigned to it;

                          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                          (3)     "or" is not exclusive;

                          (4) words in the singular include the plural, and in the plural include the singular; and

                          (5) provisions apply to successive events and transactions.

                                   ARTICLE 2
                                 THE SECURITIES

                 Section 2.1.     Form and Dating.

                 The Series A Securities shall be substantially in the form of Exhibit A-1, which is part of this Indenture. The Series B Securities shall be substantially in the form of Exhibit A-2, which is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication. After the Securities have ceased to be Restricted Securities, the Company shall deliver to the Trustee a printed form of Security.

                 The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture, and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                 Section 2.2.     Execution and Authentication.

                 One Officer, duly authorized, shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities.

                 If an officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

                 A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                 The Trustee shall authenticate Series A Securities for original issue in the aggregate principal amount of up to $20,000,000 upon a written order of the Company signed by two Officers. In addition, on or prior to the Registered Exchange Offer Consummation Date, the Trustee shall authenticate Series B Securities issued at the time of the Registered Exchange Offer in the aggregate principal amount of up to $20,000,000 upon a written order of the Company signed by two Officers. The written order shall specify the amount of Series B Securities to be authenticated and the date on which the original issue of Series B Securities pursuant to the Registered Exchange Offer is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $20,000,000, except as provided in
Section 2.7.

                 The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

                 Section 2.3.     Registrar and Paying Agent.

                 The Company shall maintain in the county where the principal corporate office of the Trustee is located and in such other locations as it shall determine (i) an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and (ii) an office or agency where Securities may be presented for payment ("Paying Agent"); provided, however, that neither the Company nor any of its Affiliates may service as Paying Agent or Registrar. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company shall appoint one or more co-registrars and one or more paying agents. The term "Paying Agent" includes any paying agent. Subject to the foregoing provisions, the Company may change any Paying Agent, Registrar or co-registrar upon notice to the Trustee. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.

                 The Company shall, if the Securities are listed on the New York Stock Exchange, designate as authenticating agent, co-registrar and Paying Agent with respect to the Securities a bank or trust company in good standing, organized under the laws of the United States of America or any State, doing business in or having a correspondent relationship with a bank or trust company doing business in the Borough of Manhattan, City of New York, State of New York, and having a capital and surplus (including subordinated capital notes and earned surplus) aggregating at least $100,000,000. Whenever, pursuant to this Indenture, the Trustee is obligated, empowered or authorized to perform any act with respect to the authentication and issuance of the Securities, or their transfer, other than the authentication and issuance of Securities upon original issue or in cases of Securities mutilated, destroyed, lost or stolen, such act may be performed by the authenticating agent and co-registrar, notwithstanding anything in this Indenture to the contrary. Whenever, pursuant to this Indenture, the Trustee is obligated, empowered or authorized to perform any act with respect to payment of the principal of (and premium, if any) or interest on the Securities, such acts may be performed by the Paying Agent, notwithstanding anything in this Indenture to the contrary.

                 The Company covenants that whenever necessary to avoid or fill a vacancy in the office of authenticating agent, co-registrar and Paying Agent, the Company will appoint a successor authenticating agent, co-registrar and Paying Agent so that there shall, at all times that the Securities are listed for trading on the New York Stock Exchange, be one or more offices or agencies in the Borough of Manhattan, City of New York, State of New York, acceptable to the New York Stock Exchange, where Securities may be presented or surrendered for payment and where Securities may be surrendered for registration of transfer or exchange.

                 In case, at the time of the appointment of a successor to the authenticating agent, any of the Securities shall have been authenticated but not delivered, any such successor may adopt the certificate of authentication of the original authenticating agent or of any successor to it as authenticating agent hereunder, and deliver such Securities so authenticated; and in case at any time any of the Securities shall not have been authenticated, any successor to the authenticating agent by merger or consolidation may authenticate such securities either in the name of its predecessor hereunder or in the name of the successor authenticating agent; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of authentication shall have.

                 Section 2.4.     Paying Agent to Hold Money in Trust.

                 The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Securityholders or the Trustee all money received by the Paying Agent for the payment of principal or interest or other amounts owed on the Securities (whether such money has been paid to it by the Company or any other obligor on the Securities or any other Person), and will notify the Trustee of any default by the Company (or any other obligor on the Securities or any other Person) in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a subsidiary) shall have no further liability for the money. The Trustee shall not be responsible for paying interest while holding any money in trust, unless otherwise previously agreed to in writing. If the Company or a subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Securityholders all money held by it as Paying Agent.

                 Section 2.5.     Securityholder Lists.

                 The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company and any other obligor shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing, but in any event at least semi-annually, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

                 Section 2.6.     Transfer and Exchange.

                 (a) Where Securities are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall, subject to clause (c) of this Section 2.6 in the case of a Registered Exchange Offer, register the transfer or make the exchange if its requirements for such transactions are met (including, if required by the Company for transfers with respect to which no registration statement has been declared effective, an opinion of counsel to the Holder requesting transfer that an exemption from registration under the Securities Act of 1933, as amended, is available for such transfer). To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made to the Holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Section 2.10, 3.6 or 9.5).

                 (b) The Company shall not be required (i) to issue, register the transfer of or exchange Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under Section 3.02 and ending at the close of business on the day of selection or (ii) to register the transfer or exchange of any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

                 (c) Any Series A Securities which are presented to the Registrar or a co-registrar for exchange pursuant to a Registered Exchange Offer shall be exchanged for Series B Securities of equal principal amount upon surrender to the Registrar or coregistrar of the Series A Securities to be exchanged; provided, however, that the Series A Securities surrendered for exchange in a Registered Exchange Offer shall be duly endorsed and accompanied by a letter of transmittal or written instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney who shall be duly authorized in writing to execute such document. Whenever any Series A Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver to the Registrar or coregistrar, the same aggregate principal amount of Series B Securities as the aggregate principal amount of Series A Securities that have been surrendered.

                 Section 2.7.     Replacement Securities.

                 If the Holder of a Security claims that the Security has been lost, damaged, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be provided which is sufficient in the judgment of both to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security. The Company is not required to provide a replacement Security that is called for redemption in accordance with its terms.

                 Every replacement Security is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

                 Section 2.8.     Outstanding Securities.

                 The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding.

                 If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

                 If Securities are considered paid under Section 4.1, they cease to be outstanding and interest on them ceases to accrue.

                 Subject to Section 2.9, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

                 Section 2.9.     Treasury Securities.

                 In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, the Guarantor, any of their subsidiaries or any other obligor on the Securities or an Affiliate of the Company, the Guarantor, any of their subsidiaries or any other obligor on the Securities shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.

                 Section 2.10.    Temporary Securities.

                 Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities without charge to the Securityholders. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive securities in exchange for temporary Securities without charge to the Securityholders.

                 Section 2.11.    Cancellation.

                 The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange (including, without limitation, exchange pursuant to a Registered Exchange Offer), payment, replacement or cancellation and shall dispose of cancelled Securities as the Company directs. The Company may not issue new securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

                 Section 2.12.    Defaulted Interest.

                 If the Company fails to make a payment of interest on the Securities, it shall pay such defaulted interest plus any interest payable on the defaulted interest, if any, in any lawful manner. It may pay such defaulted interest, plus any such interest payable on it, to the Persons who are Securityholders on a subsequent special record date. The Company shall fix any such record date and payment date. At least 15 days before any such record date, the Company shall mail to Securityholders a notice that states the record date, payment date and amount of such interest to be paid.

                 Section 2.13.    Home Office Payment Agreements.

                 Notwithstanding any provisions of this Indenture and of the Securities to the contrary, payments of interest on, and all or any portion of the principal of, any Security, other than the final payment of principal on a Security, shall be made by the Paying Agent directly to the Holder of such Security or their designee without surrender or presentation thereof to the Paying Agent, if the Company has so agreed with such Holder and has filed with the Trustee a copy of the Purchase Agreement or an agreement between the Company and a Holder who is not a Purchaser (or the Person for whom such Holder is a nominee) providing that (i) such payment will be so made and (ii) such Holder (or the Person for whom such Holder is a nominee) will, before selling, transferring or otherwise disposing of any such Security, make a notation thereon, or submit the same to the Trustee for notation thereon, of the date to which interest has been paid with respect thereof and, in the event redemptions previously have been made thereof, surrender the same to the Trustee in exchange for a Security or Securities aggregating the same principal amount as the unredeemed principal amount of the Securities surrendered. The Company will indemnify and save the Trustee and Paying Agent harmless against any liability resulting from any act or omission to act on the part of the Company in connection with any such agreement or which the Paying Agent may incur as a result of making any payment in accordance with any such agreement.

                                   ARTICLE 3
                                   REDEMPTION

                 Section 3.1.     Notices to Trustee.

                 If the Company elects to redeem the Securities pursuant to the optional redemption provisions of Paragraph 5 of the Securities, or is required to redeem Securities pursuant to the mandatory redemption provisions of Paragraph 6 of the Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of the Securities to be redeemed.

                 The Company shall give each notice provided for in this Section at least 60 days before the redemption date (unless a shorter notice period shall be satisfactory to the Trustee); provided, however, that the Trustee shall have no liability to any Holder if it deems such shorter notice period satisfactory to it.

                 Section 3.2.     Selection of Securities to Be Redeemed.

                 If less than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed as follows:

                          (1) each redemption shall be pro rata as between Restricted Securities and the remaining Securities,

                          (2)  the Trustee shall select the Restricted
         Securities to be redeemed on a substantially pro rata basis in multiples of $1,000 among the Holders of Restricted Securities, and

                          (3)  the Trustee shall select the remaining
         Securities to be redeemed on a substantially pro rata basis among the Holders of the remaining Securities in accordance with a method the Trustee considers fair and appropriate (in such manner as complies with applicable legal and stock exchange requirements, if any).

The amount of remaining Securities shall be calculated as the aggregate principal amount of Securities originally issued hereunder less (i) the aggregate principal amount of outstanding Restricted Securities and (ii) the aggregate principal amount of any Securities previously redeemed. The Trustee shall make the selection not more than 60 days and not less than 30 days before the redemption date from outstanding Securities not previously called for redemption.

                 The Trustee shall promptly notify the Company of the Securities or portions of Securities to be called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them it selects shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

                 Section 3.3.     Notice of Redemption.

                 At least 30 days but not more than 60 days before a redemption date, the Company shall mail by first class mail, postage prepaid a notice of redemption to each Holder whose Securities are to be redeemed.

                 The notice shall identify the Securities to be redeemed and shall state:

                          (1)     the redemption date;

                          (2)     the redemption price;

                          (3) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or

                 Securities in principal amount equal to the unredeemed portion will be issued;

                          (4)     the name and address of the Paying Agent;.

                          (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                          (6) that interest on Securities called for redemption ceases to accrue on and after the redemption date; and

                          (7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed.

                 At the Company's written request which shall include an Officer's Certificate setting forth the information to be stated in such notice, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

                 Section 3.4.     Effect of Notice of Redemption.

                 Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date at the price set forth in the Security.

                 Section 3.5.     Deposit of Redemption Price.

                 On or before the redemption date, the Company shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company any money not required to pay the redemption price of all Securities to be redeemed.

                 Section 3.6.     Securities Redeemed in Part.

                 Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE 4
                                   COVENANTS

                 Section 4.1.     Payment of Securities.

                 The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities. With respect to interest payments pursuant to Section 3(b) of the Registration Rights Agreement, the Company shall notify the Trustee within five (5) business days prior to any interest payment date of the amount of such interest payable to each Holder. Principal and interest shall be considered paid on the date due if the Paying Agent (other than the Company or a subsidiary or an Affiliate) holds on that date money designated for and sufficient to pay all principal and interest and any other amounts then due.

                 To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on (i) overdue principal at the rate borne by the Securities plus three percent (3%) per annum, compounded annually (without regard to any applicable grace period) and (ii) installments of interest overdue (without regard to any applicable grace period), at the rate borne by the Securities plus three percent (3%) per annum. The obligation of the Company described in the preceding two (2) sentences is absolute and unconditional, irrespective of any tax or accounting treatment of such obligation.

                 Section 4.2.     SEC Reports, Financial Reports.

                 The Company and the Guarantor shall deliver to the Trustee and the Holders of at least $1,000,000 in aggregate principal amount of Restricted Securities, within 15 days after it files with the SEC, and shall make available to all of the Holders upon request, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

                 If the Company or the Guarantor is not subject to, or for any reason is not complying with, the requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Trustee and the Holders of at least $1,000,000 in aggregate principal amount of Restricted Securities, within 15 days after any of them would have been required to file such with the SEC, and shall make available to all of the Holders upon request, quarterly and annual reports, including financial statements, notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations," and information, documents or other reports comparable to that which the Company and the

Guarantor would have been required to file with the SEC if each were subject to the requirements of Section 13 or 15(d) of the Exchange Act.

                 The Company will deliver, at the time it delivers the reports, including financial statements, as required above in this Section 4.2, consolidated and consolidating unaudited balance sheets of the Company and the Guarantor Subsidiaries as at the end of such period and consolidated and consolidating unaudited statements of income and expense and changes in financial position for the Company and the Guarantor Subsidiaries for such period, together with the accompanying notes thereto, if any, all in reasonable detail, fairly presenting the financial position and results of operation of the Company and the Guarantor Subsidiaries as at the date thereof and for such periods, prepared in accordance with GAAP.

                 The Company will deliver or cause to be delivered within ten
(10) days after requested by any holder of Restricted Securities, any other information specified in subsection (d)(4) of Rule 144A.

                 Subsequent to the qualification of the Indenture under the TIA, the Company, the Guarantor and the Guarantor Subsidiaries also shall comply with the provisions of TIA Section 314(a). The Company, the Guarantor and the Guarantor Subsidiaries shall timely comply with its reporting and filing obligations under applicable federal securities law.

                 The foregoing requirements do not replace or supersede and are in addition to the requirements set forth in the Purchase Agreement and in any of the Documents.

                 Section 4.3.     Compliance Certificate.

                 (a) The Company and the Guarantor shall deliver to the Trustee and Holders of at least $1,000,000 in aggregate principal amount of Securities, within ninety (90) days after the end of each fiscal year and within forty-five (45) days after the end of each fiscal quarter, an Officer's Certificate stating that a review of the activities of the Company, the Guarantor and their respective subsidiaries during the preceding fiscal period has been made under the supervision of the signing officers with a view to determining whether the Company, the Guarantor and the Guarantor Subsidiaries, as the case may be, have kept, observed, performed and fulfilled its obligations under this Indenture and the Documents, as applicable, and further stating (including all relevant calculations in reasonable detail), as to each such officer signing such certificate, that to the best of his or her knowledge the Company, the Guarantor and the Guarantor Subsidiaries have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Documents, as applicable, and is not in default in the performance or observance of any of the terms, provisions and conditions hereof or thereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge) and that to the best of his knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities are prohibited, or if such event has occurred, a description of the event.

                 (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants or to a written policy adopted by the independent, public accountants of the Company and the Guarantor or their subsidiaries which has been previously applied (a copy of which shall be delivered to the Trustee), the annual financial statements delivered pursuant to Section 4.2 shall be accompanied by a written statement of the independent public accountants (which shall be a firm listed in Section 4.26(b)) of the Company and the Guarantor that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company or the Guarantor has violated any provisions of Article 4 or 5 of this Indenture or any of the Documents pursuant to engagement instructions directing such determination of compliance, or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards.

                 (c) The Company and the Guarantor will, so long as any of the Securities are outstanding, deliver to the Trustee and the Securityholders, within two days of becoming aware of (i) any Default, Event of Default or default in the performance of any covenant, agreement or condition contained in this Indenture or any Document or (ii) any default under the CFC Credit Agreement or (iii) any event of default under any other mortgage, indenture, instrument or agreement as that term is used in Section 6.1(4), an Officer's Certificate specifying such Default, Event of Default, default, or event of default.

                 (d) The Company and the Guarantor shall deliver to the Trustee and the Holders of the Restricted Securities, and shall make available to all of the Holders upon request, copies of all information and calculations provided to the lenders under the CFC Credit Agreement if a Default or Event of Default shall have occurred and be continuing and copies of all notices delivered or received by the Company and the Guarantor under the CFC Credit Agreement, within 5 days of the provision of such information and calculations by the Company and the Guarantor to such lenders or the delivery by or receipt of such notices by the Company and the Guarantor.

                 Section 4.4.     Stay, Extension and Usury Laws.

                 Each of the Company, the Guarantor and the Guarantor Subsidiaries covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or any other Document; and the Company, the Guarantor and the Guarantor Subsidiaries (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

                 Section 4.5.     Limitations on Distributions and Investments.

                  (a) Neither the Company nor the Guarantor shall, directly or indirectly, nor cause or permit any Restricted Subsidiary or any person controlled by the Company, the Guarantor or any Restricted Subsidiary to, declare, pay or make any dividends or distributions on any shares of Capital Stock (other than dividends or distributions payable in the Guarantor's Capital Stock, or warrants to purchase the Guarantor's Capital Stock, or splitups or reclassifications of the Guarantor's Capital Stock into additional or other shares of the Company's or the Guarantor's Capital Stock or dividends from Consolidated Subsidiaries solely to the Company or Consolidated Subsidiaries of the Company), or pay any Management Fee permitted under Section
4.14 in excess of $750,000 in the aggregate in any fiscal year or make or permit or suffer to exist any Restricted Investments (collectively, "Restricted Payments"), unless, at the time of and after giving effect to such Restricted
Payment:

                          (i) the aggregate amount of Restricted Payments (and to the extent applicable, the amount of any Restricted Payment shall be the original principal or capital or guarantee amount thereof less returns of principal or equity thereon without adjustment by reason of the financial condition or results of operations of any subsidiary or investment), declared, paid or made during the period beginning July 1, 1993 to and including the date any such Restricted Payment is made (excluding any amounts permitted under subsection (c) below) would not exceed twenty percent (20%) of aggregate Consolidated Net Income (plus, in determining the amount available to make any Restricted

         Payment consisting solely of a Restricted Investment, the amount of the net proceeds from the issuance and sale of Capital Stock by the Company, the Guarantor or any Restricted Subsidiary) for the period from July 1, 1993 to the end of the immediately preceding ended fiscal quarter at the date any such Restricted Payment is made (it being agreed that the amount of any Restricted Payment made by transfer of property of any Person other than cash shall be the greater of (A) the fair market value of such property, as determined in good faith by the Board of Directors of such Person and evidenced by a Board Resolution or (B) the book value of such property);

                          (ii) the Company could incur $1.00 of additional Indebtedness pursuant to the covenants of the Indenture, the CFC Credit Agreement and any other instrument or evidence of Indebtedness; and

                          (iii) no Default or Event of Default (and no event that, after notice or lapse of time, or both, would become an Event of Default) shall have occurred and be continuing.

                 (b) Neither the Company nor the Guarantor shall, directly or indirectly, nor cause or permit any Restricted Subsidiary or any person controlled by the Company, the Guarantor or any Restricted Subsidiary to, (1) redeem, purchase, repurchase, prepay, defease or otherwise acquire, reduce or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking final payment or pay interest on, any debt of the Guarantor, the Company or any subsidiary pari passu with or subordinated to the Securities,
(2) redeem, purchase, repurchase or otherwise acquire, reduce or retire for value any shares of the Company's, the Guarantor's or any Restricted Subsidiary's Capital Stock, other than through conversion of the Company's Convertible Preferred Stock into the Company's Common Stock.

                 (c) Notwithstanding subsections (a) and (b) above, the Company and the Guarantor shall be permitted to (i) pay interest on debt subordinated to the Securities; provided that such interest payment is fully subordinated in all respects to the Securities and subject to subordination provisions that are consented to in writing by a majority of Holders in principal amount of the then outstanding Securities, (ii) make payments in respect of cancellation of options to purchase the Common Stock pursuant to the Management Incentive Stock Option Agreement; provided that (x) at the time of and after giving effect to such payment, no Event of Default shall have occurred and be continuing and (y) the redemption price is not greater than the then market price of the Common Stock, (iii) make loans to employees of the Company or the Guarantor for the purpose of acquiring Common Stock pursuant to an equity incentive or equity investment plan; provided that such loans do not result in the transfer of any assets of the Company or the Guarantor other than Capital Stock and the purchase price therefor, (iv) make one-time loans to employees of the Company or the Guarantor not to exceed $350,000 in the aggregate, and (v) pay dividends to the holders of Convertible Preferred Stock and Class B Preferred Stock; provided that (x) at the time of and after giving effect to such payment, no Event of Default shall have occurred and be continuing and (y) the aggregate amount of such payments made during the immediately preceding four (4) consecutive fiscal quarters does not exceed $4,060,000.

                 (d) Notwithstanding anything else contained herein, neither the Company nor the Guarantor shall, directly or indirectly, increase the dividend rate or other consideration paid with respect to any class of preferred stock of the Company, the Guarantor or any Restricted Subsidiary.

                 (e) Without limiting the foregoing, neither the Company nor the Guarantor shall permit to exist any Unrestricted Subsidiary except as permitted by this Section 4.5.

                 Section 4.6.     Corporate Existence.

                 Subject to Article 5 hereof, each of the Company and the Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each subsidiary of the Company or the Guarantor in accordance with the respective organizational documents of each such subsidiary and the rights (charter and statutory), licenses and franchises of the Company, the Guarantor and their subsidiaries; provided, however, that the Company and the Guarantor shall not be required to preserve any such right, license or franchise, or corporate, partnership or other existence of any subsidiary, if the Board of Directors of the Company or the Guarantor, as the case may be, shall determine in good faith in accordance with the Company's or the Guarantor's charter, as applicable, that the preservation thereof is no longer desirable in the conduct of the business of the Company and its subsidiaries or the Guarantor and its subsidiaries, if any, in each case taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

                 Section 4.7.     Payment of Taxes and Claims.

                 The Company and the Guarantor shall, and shall cause each of their subsidiaries to, pay, prior to delinquency, all taxes, assessments and other governmental levies imposed upon the Company, the Guarantor or any of their subsidiaries, except as contested in good faith by appropriate proceedings or where failure to pay would not have a material adverse effect on the

Company, the Guarantor or the Guarantor and its subsidiaries taken as a whole.

                 Section 4.8.     Investment Company Act.

                 Neither the Company, the Guarantor nor any Restricted Subsidiary shall become an investment company subject to registration under the Investment Company Act of 1940, as amended.

                 Section 4.9.     Limitation on Encumbrances.

                 The Company and the Guarantor will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist or otherwise cause or suffer to become effective any Lien of any kind other than Permitted Encumbrances.

                 Section 4.10.    Indebtedness to Consolidated Earnings Ratio.

                 The Company shall not permit, as at the end of any fiscal quarter commencing during each period set forth below, the ratio of (i) Indebtedness of the Company and its Restricted Subsidiaries and the Guarantor, determined on a consolidated basis as at such date, to (ii) Consolidated Earnings on such date of determination, to exceed the ratio set forth opposite such period:

               Period                                                           Ratio
- ------------------------------------                                         -----------
December 31, 1993 to December 31, 1994                                       5.0 to 1.0
January 1, 1995 to December 31, 1996                                         4.5 to 1.0
January 1, 1997 to July 1, 1998                                              4.0 to 1.0


For the purposes of this Section 4.10, Consolidated Earnings shall be calculated on the basis of the financial performance for the immediately preceding four (4) consecutive fiscal quarters.

                 Section 4.11. Limitation on Incurrences of Additional Indebtedness.

                 The Company and the Guarantor shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, guarantee, suffer to exist or otherwise in any manner become liable or commit to become liable with respect to any Indebtedness except for:

                          (a)     the Securities;

                          (b) Indebtedness existing on the date hereof as set forth in Schedule 2.5 (except Indebtedness which is to be repaid from the proceeds of the sale of the Securities); and

                          (c) intercompany Indebtedness between (i) the Company and a Restricted Subsidiary and (ii) a Restricted Subsidiary and another Restricted Subsidiary, provided that such intercompany Indebtedness is fully subordinated in all respects to the Securities and subject to subordination provisions that are consented to in writing by a majority of Holders in principal amount of the then outstanding Securities; and

                          (d) other Indebtedness that on a proforma basis, as if such Indebtedness were outstanding for the entire immediately preceding four (4) consecutive fiscal quarters, complies with all the terms, conditions and covenants of the Securities and this Indenture, provided, that (i) on the date such Indebtedness is incurred, created or assumed, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (ii) if such Indebtedness is to be used to redeem any Securities pursuant to paragraph 5 of the Securities, such Indebtedness shall (x) have an interest cost that is equal to or less than the interest cost on the Securities and (y) not have an Average Life shorter than the remaining Average Life of the Securities at the time of such redemption.

                 Section 4.12.    Maintenance of Consolidated Net Worth.

                 The Company and the Guarantor shall not permit Consolidated Net Worth of the Company or the Guarantor at the end of any fiscal quarter commencing during each period set forth below to be less than the amount set forth below opposite such period:

                                                          Consolidated Net
                        Period                                  Worth
         ------------------------------------             ----------------
         July 1, 1993 to December 31, 1993                   $13,000,000
         January 1, 1994 to December 31, 1994                18,000,000
         January 1, 1995 to December 31, 1998                28,000,000
         January 1, 1996 to July 1,1998                      40,000,000


                 Section 4.13.    Change in Control.

                 If there is a Change in Control (such time of a Change in Control being referred to as the "Change in Control Date"), then the Company shall within ten (10) business days following the Change in Control Date, (a) commence an offer to repurchase

(the "Repurchase Offer") all of the then outstanding Securities at the price (the "Redemption Price") equal to 101% of the principal amount of each Security, plus accrued interest to the Repurchase Date (as defined below) and other amounts owing under the Securities, and (b) deposit with the Paying Agent an amount equal to the aggregate Repurchase Price for all Securities then outstanding so as to be available for payment to the Holders of Securities who elect to require the Company to repurchase all or a portion of their Securities.

                 If the Repurchase Date is on or after an interest payment record date and on or before the related interest payment date, any accrued interest will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Securities pursuant to the Repurchase offer.

                 Notice of any Repurchase Offer shall be mailed by certified mail by the Company to the Trustee and the Holders of the Securities at their last registered addresses. The Repurchase Offer shall remain open from the time of mailing until the repurchase date which shall be no earlier than 30 days nor later than 60 days from the date of such mailing (the date on which the Repurchase Offer closes being the "Repurchase Date"). The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Repurchase Offer. The notice, which shall govern the terms of the Repurchase Offer, shall state:

                          (1) that the Repurchase Offer is being made pursuant to this Section 4.11 and that Securities will be accepted for payment either (A) in whole or (B) in part in integral multiples of $1,000;

                          (2)     the Repurchase Price and the Repurchase Date;

                          (3) that any Security not tendered will continue to accrue interest;

                          (4) that any Security accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest from and after the Repurchase Date;

                          (5) that Holders electing to have a Security purchased pursuant to the Repurchase Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Repurchase Date;

                          (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than three business days before the Repurchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for repurchase and a statement that such Holder is withdrawing his election to have such Securities repurchased; and

                          (7) that Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

                 If any consent under the CFC Credit Agreement is necessary to permit the Company to effect the Repurchase Offer, the Company will obtain the requisite consent under the CFC Credit Agreement; provided, however, that the failure to obtain such consent will not in any event excuse any failure by the Company to perform its obligations under this Section 4.13.

                 On the Repurchase Date, the Company shall, to the extent lawful, (i) accept for payment Securities or portions thereof tendered pursuant to the Repurchase Offer and (ii) deliver to the Trustee Securities so tendered together with an Officer's Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall in accordance with written wire transfer instructions promptly wire transfer in immediately available funds to Holders of Securities so accepted payment in an amount equal to the Repurchase Price. The Trustee shall promptly authenticate and mail or deliver to each Holder who tendered a Security, a new Security or Securities equal in outstanding principal amount to any untendered portion of the Security surrendered. The Paying Agent shall invest funds deposited with it pursuant to this Section 4.13 for the benefit of, and at the written direction of, the Company to the Repurchase Date.

                 Section 4.14.    Restriction on Payment of Management Fees.

                 The Company and the Guarantor shall not, directly or indirectly, nor cause or permit any Restricted Subsidiary or any person controlled by the Company, the Guarantor or any Restricted Subsidiary to, pay any Management Fees except for Management Fees paid in equal quarterly installments that in the aggregate do not exceed $750,000 in any twelve-month period, provided that such Management Fees may not be paid unless (i) at the time of and after giving effect to payment of any Management Fee, no Event of Default shall have occurred and be continuing, (ii) an independent committee of the Board of Directors of the Company or the Guarantor, as the case may be, has approved the management agreement applicable to the relevant period and the payment of such Management Fee as evidenced by a Board Resolution and (iii) any Management Fee payment is fully subordinated in all respects to the Securities and made subject in right and time of payment to amounts owing under the Securities, and, provided, further, however, that the aggregate amount of any Management Fees paid pursuant to this Section 4.14 in excess of $750,000 in any fiscal year shall be Restricted Payments and permitted only to the extent allowed under Section 4.5(a).

                 Section 4.15.    Limitation on Transactions With Affiliates.

                 Neither the Company nor the Guarantor shall, nor shall either of them permit any Restricted Subsidiary to (i) sell, lease, transfer or otherwise dispose of any of its properties, assets or securities to, (ii) purchase or lease any property, assets or securities from, (iii) make any Restricted Investment in, (iv) make any loan or advance on the guaranty of any Indebtedness, or (v) obtain services or enter into or amend any contract or agreement with or for the benefit of, either an (A) Affiliate of any of them,
(b) any person or person who is a member of a group (as such term is used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) that, directly or indirectly, is the beneficial holder of 5% or more of any class of equity securities of the Company, the Guarantor or any of their subsidiaries or any Affiliates thereof, (C) any person who is an Affiliate of any such holder, or (D) any officers, directors, or employees of any of the above (each case, an "Affiliate Transaction"), except for transactions evidenced by an Officer's Certificate addressed and delivered to the Trustee stating that such Affiliate Transaction is made in good faith, and that the terms of such Affiliate Transaction are fair and reasonable to the Company and on terms no less favorable than those obtainable in an arm's length transaction with a third party that is not an Affiliate, the Guarantor or such Restricted Subsidiary, as the case may be, provided, that with respect to any Affiliate Transaction with an aggregate value (to either party) in excess of $1,000,000, the Company must, prior to the consummation thereof, obtain a written favorable opinion that such transactions is favorable to the Company and to the Holders from an Independent Financial Advisor from a financial point of view. Notwithstanding the foregoing, (x) transactions exclusively between or among the Company, the Guarantor and any Restricted Subsidiaries, (y) loans and advances to employees of the Company, the Guarantor or any Restricted Subsidiaries for expenses in the ordinary course of business and consistent with past practices and (z) Restricted Payments made in compliance with Section 4.5, payments made in compliance with Section 4.14 and transactions permitted by, and complying with, the provisions of Article Five shall not constitute "Affiliate Transactions."

                 Section 4.16.    Maintenance of Properties; Insurance.

                 The Company and the Guarantor shall maintain or cause to be maintained in good repair, working order and condition all properties used or useful in its business and from time to time shall make or cause to be made all appropriate repairs, renewals and replacements thereof. The Company and the Guarantor shall maintain or cause to be maintained, with financially sound and reputable insurers, insurance in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company, the Guarantor and their subsidiaries operate. All insurance policies shall be maintained and renewed with insurance carriers having an A.M. Best & Co. rating of "A" or better.

                 Section 4.17.    Compliance with Laws.

                 The Company, the Guarantor and their subsidiaries shall comply with all laws, rules, regulations and judicial decisions or decisions of arbitrators applicable to or binding upon each of them and any property owned or leased by each of them (including without limitation, all Legal Requirements and all Environmental Laws) noncompliance with which could have a material adverse effect upon the condition (financial or otherwise), business, operations, assets, nature of assets, liabilities or prospects of the Company, the Guarantor and their subsidiaries, taken as a whole, or the ability of the Company or the Guarantor to perform their obligations under the Indenture and other Documents.

                 Section 4.18.    ERISA.

                 (a) The Company, the Guarantor and the Guarantor Subsidiaries shall not, and shall not permit any of their subsidiaries or any ERISA Affiliate to:

                          (i) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Internal Revenue Code) whether or not waived;

                          (ii) fail to make any contribution or payment to any Multiemployer Plan required to be made by it under any agreement relating to such Multiemployer Plan, or a law pertaining thereto, which shall have become due;

                          (iii) terminate any Benefit Plan other than in a "standard termination" within the meaning of Section 4041(b) of ERISA;

                          (iv) fail to pay with respect to any Benefit Plan any installment or other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment; or

                          (v) amend any Benefit Plan so as to increase current liability for the plan year such that the Company, the Guarantor, the Guarantor Subsidiaries, any of their subsidiaries or any ERISA Affiliate is required to provide security to such Benefit Plan under Section 401(a)(29) of the Internal Revenue Code; and

                 (b) the Company, the Guarantor, the Guarantor Subsidiaries and their subsidiaries will not engage in any prohibited transaction (within the meaning of Section 406(a) of ERISA or Section 4975(c)(1)(A), (B), (C) or (D) of the Internal Revenue Code) for which an administrative or statutory exemption is not available;

if any such event or condition described in clauses (a)(i) through (a)(iv) and clause (b) above could reasonably be expected to result in a liability on the part of, or any event described in clause (a)(v) above results in the posting of security under section 401(a)(29) of the Internal Revenue Code by, the Company, the Guarantor or any Guarantor Subsidiary which liability or posting of security, individually or in the aggregate, would have a material adverse effect on the business, operations, condition (financial or otherwise), properties or assets of the Company, the Guarantor and the Guarantor Subsidiaries, taken as a whole.

                 Section 4.19.    Environmental Matters.

                 None of the Company, the Guarantor, the Guarantor Subsidiaries or any of their subsidiaries (i) will use, generate, manufacture, produce, store, discharge, dispose of, place, handle or release (collectively, "manage"), or cause any Person to manage, any Hazardous Materials on, from or under, any real property now or hereafter owned, operated or leased by the Company, the Guarantor or any of their subsidiaries or (ii) will transport or cause any Person to transport any Hazardous Materials to or from such real property, in a manner so that such management or transport of Hazardous Materials constitutes a violation of, or could lead to liability under, applicable Environmental Law that could reasonably be expected to have a material adverse effect upon the condition (financial or otherwise), business, operations, assets, nature of the assets, liabilities or prospects of the Company, the Guarantor and their subsidiaries, taken as a whole. None of the Company, the Guarantor or any of their subsidiaries will cause any real property now or hereafter owned, operated or leased by any of them to be used in a manner that could constitute a violation of, or could lead to liability under, applicable Environmental Law that could reasonably be expected to have a material adverse effect upon the condition (financial or otherwise), business, operations, assets, nature of the assets, liabilities or prospects of the Company, the Guarantor and their subsidiaries, taken as a whole.

                 Section 4.20.    Fixed Charge Coverage Ratio.

                 The Company shall not permit, as at the end of any fiscal quarter commencing during each period set forth below, the Fixed Charge Coverage Ratio of the Company to be less than the ratio set forth opposite such period:

                                                                                Minimum
                                                                              Fixed Charge
               Period                                                        Coverage Ratio
- ------------------------------------                                         --------------
July 1, 1993 to December 31, 1993                                             1.70 to 1.00
January 1, 1994 to December 31, 1994                                          1.80 to 1.00
January 1, 1995 to December 31, 1996                                          2.00 to 1.00
January 1, 1997 to December 31, 1998                                          2.15 to 1.00
                 and at all times thereafter

For purposes of this Section 4.20, the Fixed Charge Coverage Ratio shall be calculated on the basis of the financial performance for the immediately preceding four (4) consecutive fiscal quarters.

                 Section 4.21     Repayment of Certain Existing Indebtedness.

                 (a) The Company shall have on or prior to the date hereof delivered an irrevocable notice of redemption to all holders of the 8% Notes and deposited with the trustee under the 8% Subordinated Note Indenture an amount of money sufficient to pay the principal amount of, and accrued interest on, all of the outstanding 8% Notes and (b) the Guarantor shall redeem in full or retire the 14% Debentures in connection with the Reorganization.

                 Section 4.22     Limitation on Ranking of Future Indebtedness.

                 Neither the Company nor the Guarantor shall, directly or indirectly, incur, create, or suffer to exist any Indebtedness which is subordinated or junior in right of payment (to any extent) to any Senior Indebtedness and senior or superior in right of payment (to any extent) to the Securities.

                 Section 4.23     Books and Records.

                 The Company and the Guarantor shall, and shall cause each of their subsidiaries to, keep books and records which accurately reflect all of their respective material business affairs and transactions.

                 Section 4.24     Sale and Leaseback.

                 Neither the Company nor the Guarantor shall, nor shall either permit any Restricted Subsidiary to, (i) enter into any arrangement with any lender or investor or to which such lender or investor is a party providing for the lease by the Company, the Guarantor or any such Restricted Subsidiary of real or personal property or any other asset, tangible or intangible, which has been or is to be sold or transferred by the Company, the Guarantor or such Restricted Subsidiary to such lender or investor or to any person to whom the funds have been or are to be advanced by such lender or investor, which advance is secured by such property, assets or rental obligations of the Company, the Guarantor or such Restricted Subsidiary or (ii) sell or transfer any real or personal property or any other asset, tangible or intangible, that is used or useful in conducting the business of the Company, the Guarantor or any Restricted Subsidiary and then or thereafter rent or lease any other real or personal property or other asset that is to be used for substantially the same purpose as such property or asset that has been sold or transferred. Notwithstanding the foregoing, and subject to the provisions set forth in this Indenture, the Company, the Guarantor or any Restricted Subsidiary shall be permitted to (A) enter into a transaction described in the foregoing clauses
(i) and (ii) provided that such transaction is only between or among the Company, the Guarantor and any Restricted Subsidiary, (B) enter into a capital lease at the time of, or within four (4) months after, the initial acquisition or completion of construction by the Company, the Guarantor or any Restricted Subsidiary of the property or other asset that is subject to such capital lease and (C) renew or extend any capital lease permitted under the foregoing clause
(B) of this sentence.

                 Section 4.25 Limitation on Payment Restrictions Affecting Subsidiaries.

                 The Company and the Guarantor shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or suffer to exist or allow to become effective any consensual encumbrance or restriction on the ability of (i) any of the subsidiaries of the Company or the Guarantor to (a) pay dividends or make other distributions on its Capital Stock or pay any obligation, liability or any Indebtedness owed to the Company, the Guarantor or any Restricted Subsidiary, (b) make loans or advances to the Company, the Guarantor or any Restricted Subsidiary or (c) transfer any of its properties or assets to the Company, the Guarantor or any Restricted Subsidiary, or (ii) the Company, the Guarantor or any Restricted Subsidiary to receive or retain vis-a-vis the transferor any such amounts set forth in clauses (i) (a), (i) (b) or (i) (c) above, except for encumbrances or restrictions existing on the date hereof contained in this Indenture, the CFC Credit Agreement, any replacement of the CFC Credit Agreement, provided that such encumbrances or restrictions are no more restrictive with respect to matters set forth in clauses (i) and (ii) above than those under the CFC Credit Agreement as in effect on the date hereof, or under or by reason of applicable law.

                 Section 4.26.    Accounting Changes.

                 (a) The Company and the Guarantor shall not, and shall not permit any of their subsidiaries to, (i) make or permit any change in accounting principles or reporting practices, except as permitted by GAAP or
(ii) change its fiscal year other than with respect to any subsidiary acquired after the date hereof to that of the Company.

                 (b) The Company, the Guarantor and the Restricted Subsidiaries will use one of the following accounting firms, or their respective successors:

                          KPMG Peat Marwick
                          Arthur Andersen
                          Coopers & Lybrand
                          Ernst & Young
                          Deloitte & Touche
                          Price Waterhouse

                 Section 4.27.    PPN Application.

                 Promptly after the date hereof, the Company shall file an application with Standard & Poor's Corporation CUSIP Service Bureau for the assignment of a Private Placement Number with respect to each of the Securities and the Company shall file with such bureau all documents and materials required to be submitted with such application. All of the costs associated with the filing of such application or the obtaining of such a Private Placement Number shall be borne solely by the Company.

                 Section 4.28. Limitations on Sales of Assets and Subsidiary Stock.

                 (a) Neither the Company, the Guarantor nor any Restricted Subsidiary shall in one or a series of related transactions convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its property, business or assets, tangible or intangible (including shares of Capital Stock of any direct or indirect subsidiaries of the Company or the Guarantor, by sale, issuance or otherwise) whether now owned or hereafter acquired (an "Asset Sale"), unless (A) the Net Cash Proceeds (as defined below) therefrom (1) within a period of not greater than twelve (12) months after the date of such Asset Sale, are invested in assets or property that are directly related to the fundamental nature of the business of the Company, the Guarantor and the Restricted Subsidiaries as of the date of this Indenture or in the acquisition of a Restricted Subsidiary that is engaged in a business that is directly related to the fundamental nature of the business of the Company, the Guarantor and the Restricted Subsidiaries as of the date of the Indenture, or, (2) if such Net Cash Proceeds are not invested within twelve (12) months as provided for in the foregoing clause (1), the Company applies the amount not so invested of such Net Cash Proceeds to the redemption of the Securities pursuant to paragraph 5 of the Securities or the repurchase of the Securities pursuant to an Offer to Purchase (as defined below), (B) 50% of the value of the consideration for such Asset Sale consists of U.S. Legal Tender or unrestricted marketable securities and
(C) any promissory note received in connection with such Asset Sale shall not have a maturity, including any extensions thereof, greater than seven (7) years. Notwithstanding the foregoing provisions of this Section 4.28:

                            (i) the Company, the Guarantor and any Restricted Subsidiary may convey, sell, transfer or otherwise dispose of assets or Capital Stock of any Unrestricted Subsidiary of the Company or the Guarantor, provided that such conveyance, sale, transfer or other disposition is without recourse, except for warranties, indemnities and price adjustments, to the Company, Guarantor or any Restricted Subsidiary;

                           (ii) the Company, the Guarantor and any Restricted Subsidiary may in the ordinary course of business and consistent with past practices lease customer and mailing lists;

                          (iii) the Company, the Guarantor and any Restricted Subsidiary may convey, sell, lease, transfer or otherwise dispose of assets pursuant to and in accordance with the provisions of Article Five of this Indenture;

                           (iv) the Company, the Guarantor and any Restricted Subsidiary may for value convey, sell, transfer or otherwise dispose of inventories in the ordinary course of business and consistent with past practices;

                            (v) the Company, the Guarantor and any Restricted Subsidiary may for value convey, sell, lease, transfer, or assign property no longer necessary for the proper conduct of the business (as evidenced by a Board Resolution and as disclosed to the Trustee in an Officer's Certificate immediately thereupon for Asset Sales with a fair market value of at least $250,000);

                           (vi) the Company, the Guarantor and any Restricted Subsidiary may abandon assets and properties of the Company or the Guarantor which are no longer useful in its business and cannot be sold and may for value convey, sell, lease, transfer, or assign damaged, worn out or other obsolete property in the ordinary course of business;

                          (vii) the Company, the Guarantor and any Restricted Subsidiary may sell accounts pursuant to the GECC Agreement and may in the ordinary course of business and consistent with past practices sell accounts receivable for fair market value and without recourse or claim against the Company, the Guarantor or any Restricted Subsidiary;

                         (viii) the Company, the Guarantor and any Restricted Subsidiary may convey, sell, lease, transfer, assign or otherwise dispose of assets to the extent that the aggregate Net Cash Proceeds from all such Asset Sales occurring on or after the date of this Indenture in any consecutive twelve (12) months (other than Asset Sales otherwise permitted in clauses (i) through (vii) above) do not exceed ten percent (10%) of the Consolidated Assets of the Company, the Guarantor and the Restricted Subsidiaries as at the end of the most recent fiscal quarter.

                 For purposes of this Section 4.28, "Net Cash Proceeds" means the aggregate amount of U.S. Legal Tender received by the Company, the Guarantor and the Restricted Subsidiaries in respect of an Asset Sale, other than those expressly permitted in clauses (i) through (viii) above, less the sum of (a) all reasonable fees, commissions and other expenses incurred in connection with such Asset Sale, including the amount (estimated reasonably in good faith by the Company and the Guarantor and evidenced by a Board Resolution) of income, franchise, sales and other applicable taxes required to be paid by the Company, the Guarantor or any Restricted Subsidiary in connection with such Asset Sale; provided, however, that if actual taxes paid are less than such estimated taxes, the difference shall be reincluded in Net Cash Proceeds and (b) the aggregate amount of U.S. Legal Tender so received which is used to retire any existing Indebtedness of the Company, the Guarantor or the Restricted Subsidiaries which is required by the express terms of the instruments to which they relate to be repaid in connection with such Asset Sale.

                 The Company shall accumulate all Net Cash Proceeds in excess of the amount provided in clause (viii) above, and the aggregate amount of such accumulated Net Cash Proceeds not used for the purposes permitted by this
Section 4.28(a) and within the time provided by this Section 4.28(a) shall be referred to as the "Accumulated Amount."

                 Notwithstanding anything contained in this Section 4.28, none of the Company, the Guarantor or any Restricted Subsidiary shall convey, sell, transfer, assign or otherwise dispose of, any of its property, business or assets, if immediately before or immediately after giving effect to such transaction, a Default or an Event of Default (including an event that, after notice or lapse of time, or both, would become an Event of Default) shall have occurred and be continuing.

                 (b) For the purposes of this Section 4.28, "Minimum Accumulation Date" means each date on which the Accumulated Amount exceeds $3,000,000. Not later than 10 Business Days after each Minimum Accumulation Date the Company shall make an unconditional offer (an "Offer to Purchase") to the Holders to purchase, on a pro rata basis, Securities having a principal amount (the "Offer Amount") equal to the Accumulated Amount, at a purchase price (the "Offer Price") equal to 100% of principal amount, plus (i) accrued but unpaid interest to, and including, the date (the "Purchase Date") the Securities tendered are purchased and paid for in accordance with this Section
4.28 and, (ii) any premium that would be payable if the Company were to have, on such Purchase Date, redeemed the Securities pursuant to Article Three and paragraph 5 of the Securities. Notice of an Offer to Purchase shall be sent, at least twenty (20) Business Days prior to the close of business on the Final Put Date (as defined below), by first- class mail, by the Company to each Holder at its registered address, with a copy to the Trustee. The notice to the Holders shall contain all information, instructions and materials required by applicable law or otherwise material to such Holders' decision to tender Securities pursuant to the Offer to Purchase. The Notice, which shall govern the terms of the Offer to Purchase shall state:

                 (1) that the Offer to Purchase is being made pursuant to such notice and this Section 4.28;

                 (2) the Offer Amount, the Offer Price (including the amount of accrued and unpaid interest and any premium over the principal amount), the Final Put Date (as defined below), and the Purchase Date, which Purchase Date shall be on or prior to 25 Business Days following the date the Accumulated Amount was at least $3,000,000;

                 (3) that any Security or portion thereof not tendered or accepted for payment will continue to accrue interest;

                 (4) that, unless the Company defaults in depositing U.S. Legal Tender with the Paying Agent in accordance with the last paragraph of this clause (b) or payment to Holders is otherwise prevented, any Security, or portion thereof, accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest after the Purchase Date;

                 (5) that Holders electing to have a Security, or portion thereof, purchased pursuant to an Offer to Purchase will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 4.28, notwithstanding any other provision of this Indenture, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the third Business Day prior to the Purchase Date (the "Final Put Date");

                 (6) that Holders will be entitled to withdraw their elections, in whole or in part, if the Paying Agent (which may not for purposes of this Section 4.28, notwithstanding any other provision of this Indenture, be the Company, the Guarantor or any Affiliate of the Company or the Guarantor) receives, up to the close of business on the Final Put Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withholding and a statement containing a facsimile signature that such Holder is withdrawing his election to have such principal amount of Securities purchased;

                 (7) that if Securities in a principal amount in excess of the principal amount of Securities to be acquired pursuant to the Offer to Purchase are tendered and not withdrawn, the Company shall purchase Securities on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

                 (8) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

                 (9) the circumstances and relevant facts regarding such Asset Sales.

                 Any such Offer to Purchase shall comply with all applicable provisions of Federal and state laws, including those regulating tender offers, if applicable, and any provisions of this Indenture that conflict with such laws shall be deemed to be superseded by the provisions of such laws.

                 On or before a Purchase Date, the Company shall (i) accept for payment Securities or portions thereof properly tendered pursuant to the Offer to Purchase on or prior to the Final Put Date (on a pro rata basis if required pursuant to paragraph (7) above, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Offer Price for all Securities or portions thereof so accepted and (iii) deliver to the Trustee Securities so accepted together with an Officer's Certificate setting forth the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Offer Price for such Securities, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Offer to Purchase on or as soon as practicable after the Purchase Date.

                 (c) If the amount required to acquire all Securities tendered by Holders pursuant to the Offer to Purchase (the "Acceptance Amount") shall be less than the Offer Amount, the excess of the Offer Amount over the Acceptance Amount may be used by the Company for general corporate purposes without restriction, unless otherwise restricted by the other provisions of this Indenture. Upon consummation of any Offer to Purchase made in accordance with the terms of this Section 4.28, the Accumulated Amount as of the Minimum Accumulation Date shall be reduced to zero and accumulations thereof shall be deemed to recommence from the day next following such Minimum Accumulation Date.

                 Section 4.29.    Repurchase of the Securities.

                 Notwithstanding anything to the contrary contained herein, other than pursuant to a Registered Exchange Offer, Section 4.13 or 4.28 of this Indenture or as set forth in paragraph 5 of the Securities, neither the Guarantor, the Company, any of their subsidiaries nor any Affiliate of any of the foregoing may, directly or indirectly, purchase, acquire, hold, redeem, prepay, or own any Securities prior to July 1, 1998.

                 Section 4.30.    Amendments of CFC Credit Agreement.

                 None of the Company, the Guarantor or any of their subsidiaries shall amend, supplement or otherwise modify the CFC Credit Agreement in any respect that would (a) accelerate the repayment of any Indebtedness thereunder or (b) limit the Company's or the Guarantor's ability to receive distributions or dividends from any of their subsidiaries.

                 Section 4.31.    Execution of Guaranties by Restricted
                                  Subsidiaries.

                 The Company shall cause any Restricted Subsidiary that is not a Guarantor Subsidiary on the date hereof, except for Gump's Corp., to execute and deliver to the Trustee, immediately after such subsidiary becomes a Restricted Subsidiary, a guaranty agreement pursuant to which such Restricted Subsidiary will guarantee payment of the Securities and the performance of the Company's other obligations under this Indenture to the extent set forth in Article 11 hereof.

                 Section 4.32.    Limitation on Activities.

                 The Company and the Guarantor shall not, and shall not permit any material Restricted Subsidiary to, primarily engage in any business or investment activities other than those necessary for, incident to, connected with or arising out of the Company's and the Guarantor's principal activities in direct specialty retailing or directly related activities.

                 Section 4.33.    Working Capital Adequacy

                 The Company shall not permit, as at the end of any fiscal quarter, the sum of Consolidated Current Assets plus Net Cash Flow plus Excess Availability to be less than the sum of Consolidated Current Liabilities plus Revolving Loan Balance.


                                   ARTICLE 5
                                   SUCCESSORS

                 Section 5.1. When Company, the Guarantor or Their Subsidiaries May Merge, etc.

                 The Company and the Guarantor shall not, and shall not permit any Restricted Subsidiary to, consolidate with or merge with or into any other entity or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of its properties and assets (determined on a consolidated basis for the Company, the Guarantor and their subsidiaries taken as a whole) to any entity, unless:

                 (1) either (a) the Company shall be the continuing corporation or (b) the entity (if other than the Company) formed by such consolidation or into which the Company is merged or the entity that acquires, by sale, conveyance, assignment, transfer, lease or disposition, all or substantially all of the properties and assets of the Company or the Guarantor shall be a corporation, partnership or trust organized and validly existing under the laws of the United States or any state thereof or the District of Columbia, and shall expressly assume by a supplemental indenture or in the case of HDI by signing this Indenture the due and punctual payment of the principal of and premium, if any, and interest on all the Securities and the performance and observance of every covenant of the Indenture and the other Documents on the part of the Company or the Guarantor, as the case may be, to be performed or observed, provided, however, that such assumption by HDI is conditioned upon the consummation of the Reorganization.

                 (2) immediately before and immediately thereafter, no Event of Default (and no event that, after notice or lapse of time, or both, would become an Event of Default) shall have occurred and be continuing;

                 (3) immediately after giving effect to any such transaction involving the incurrence by the Company, the Guarantor or any of their subsidiaries, directly or indirectly, of additional Indebtedness (and treating any Indebtedness not previously an obligation of the Company or any of its subsidiaries incurred in connection with or as a result of such transaction as having been incurred at the time of such transaction), the Company (if it is the continuing corporation), the Guarantor (if it is the continuing corporation) or such other entity could incur at least $1.00 of additional Indebtedness pursuant to Section 4.18; and


                 (4) immediately thereafter, the Company (if it is the continuing corporation), the Guarantor (if it is the continuing corporation) or such other entity shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction.

                 The Company and the Guarantor shall deliver to the Trustee prior to the consummation of the proposed transaction an Officer's Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

                 (b) Notwithstanding any of the provisions contained in this Article 5, any Restricted Subsidiary of the Company may consolidate or merge with or into, or sell, convey, assign, transfer or otherwise dispose of all or substantially all of its assets to, the Company, or any other Restricted Subsidiary of the Company so long as the Company or a Restricted Subsidiary of the Company shall be the continuing corporation.

                 Section 5.2.     Successor Corporation Substituted.

                 Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of assets in accordance with Section 5.1, the successor corporation, including without limitations, HDI after the Reorganization, formed by such consolidation or into or with which the Company, the Guarantor or any Restricted Subsidiary is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company, the Guarantor or the Restricted Subsidiaries, as the case may be, under this Indenture and the Documents with the same effect as if such successor Person, including without limitations, HDI after the Reorganization, had been named as the Company, the Guarantor or the Restricted Subsidiary, as the case may be, herein or therein; provided, however, that the predecessor Company, Guarantor or the Restricted Subsidiary, as the case may be, including without limitations, HDI after the Reorganization, in the case of a sale, lease, conveyance or other disposition shall not be released from the obligation to pay the principal of and interest on the Securities or the obligations under the Purchase Agreement and the Registration Rights Agreement, or any of the other Documents, as the case may be.


                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

                 Section 6.1.     Events of Default.

                 An "Event of Default" occurs if:

                          (1) the Company, the Guarantor or the Guarantor Subsidiaries default in the payment of interest or any other amounts owing on any Security when the same becomes due and payable and the Default continues for a period of ten (10) days; or the Distribution Facility Subsidiary defaults in the payment of interest or any other amounts owing on the Pledged Note when the same becomes due and payable;

                          (2) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at maturity, upon redemption or otherwise; or the Distribution Facility Subsidiary defaults in the payment of the principal of the Pledged Note when the same becomes due and payable upon demand, upon acceleration, upon redemption or otherwise; or the Company fails to pay to the Holders any interest, principal, proceeds, assets or other amounts collected by the Company with respect to the Pledged Note within one day after receipt thereof; or any payment default occurs under the CFC Credit Agreement or any default under Section 6.18 or
         6.19 of the CFC Credit Agreement occurs and continues for a period of forty-five (45) days; or the Trustee receives a Payment Block Notice pursuant to the Subordination Agreement; or any representation or warranty made in the Purchase Agreement or any other Document was false in any material respect on the date as of which made or deemed made.

                          (3) either the Company, the Guarantor or the Guarantor Subsidiaries fail to comply with any of its other agreements or covenants in, or provisions of, the Securities, this Indenture, the Guaranty or the other Documents to which it is a party and such failure shall have continued for a period of thirty (30) days after the earlier of written notice by the Trustee or when such failure shall first have become known to the Company, the Guarantor or the Guarantor Subsidiaries;

                          (4)      an acceleration of payment prior to
         scheduled maturity occurs under any mortgage, indenture, instrument or agreement under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company, the Guarantor or any of their subsidiaries in an aggregate amount in excess of $1,000,000 (other than the CFC Credit Agreement covered by subsection
         (2) hereof), whether such Indebtedness now exists or shall be created hereafter;

                          (5) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company, the Guarantor or any Restricted Subsidiary and such remains undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such judgments exceeds $1,000,000;

                          (6) the Company, the Guarantor or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                                  (A)       commences a voluntary case,

                                  (B)       consents to the entry of an order
                 for relief against it in an involuntary case,

                                  (C)       consents to the appointment of a
                 Custodian of it or for all or substantially all of its property,

                                  (D)       makes a general assignment for the
                 benefit of its creditors, or

                                  (E)       admits in writing its inability
                 generally to pay its debts as the same become due;

                          (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                                  (A)       is for relief against any of the
                 Company, the Guarantor or any Restricted Subsidiary in an involuntary case,

                                  (B)       appoints a Custodian of any of the
                 Company, the Guarantor or any Restricted Subsidiary or for all or substantially all of the property of the Company, the
Guarantor or any Restricted Subsidiary, or

                                  (C)       orders the liquidation of any of
                 the Company, the Guarantor or any Restricted Subsidiary, and the order or decree remains unstayed and in effect for 60 days;

                          (8) there has occurred a revocation, suspension or involuntary loss of any material license, contract or franchise of the Company, the Guarantor or any Guarantor Subsidiary which results in the cessation of operation of the business of any of such entities for a period of more than 30 consecutive days;

                          (9) a court of competent jurisdiction enters a final judgment holding any of the Guaranty or any other Documents to be invalid or unenforceable and such judgment remains unstayed and is in effect for a period of 60 consecutive days; or if either the Company, the Guarantor or any Guarantor Subsidiary shall assert, in any pleading filed in such a court, that the Guaranty or any other Documents are invalid or unenforceable;

                     (10) the Company, the Guarantor or any Guarantor Subsidiary default in the payment of any amounts due pursuant to the terms of the Purchase Agreement, the Registration Rights Agreement or the other Documents (other than payments already covered by subsection
         (1) and (2) hereof) when the same become due and payable; or

                     (11) the Company or the Guarantor admits in any writing that it is unable to pay its debts as they become due.

                 The term "Bankruptcy Law" means title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                 In the case of any Event of Default pursuant to the provisions of this Section 6.1 occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company, the Guarantor or the Guarantor Subsidiaries with the intention of avoiding payment of the premium which the Company would have had to pay if the Company then had elected to redeem the Securities pursuant to Paragraph 5 of the Securities, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law, anything in this Indenture or in the Securities contained to the contrary notwithstanding.

                 Section 6.2.     Acceleration.

                 If an Event of Default (other than an Event of Default specified in clause (6) or (7) of Section 6.1) occurs and is continuing, the Trustee by notice to the Company (on behalf of itself and the Guarantor Subsidiaries) and the Guarantor, or the Holders of at least 25% in principal amount of the then outstanding Securities by notice to the Company (on behalf of itself and the Guarantor Subsidiaries) and the Guarantor, and the Trustee, may declare the unpaid principal of and any accrued interest on all the Securities to be due and payable. Upon such declaration, the principal and interest shall be due and payable immediately. If an Event of Default specified in clause (6) or (7) of Section 6.1 occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

                 Section 6.3.     Other Remedies.

                 If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Securities or to enforce the performance of any provision of the Securities, the Guaranty, this Indenture or the Documents.

                 The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

                 Section 6.4.     Waiver of Past Defaults.

                 The Holders of a majority in principal amount of the then outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of the principal of or interest on any Security.

                 Section 6.5.     Control by Majority.

                 The Holders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the

Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that is unduly prejudicial to the rights of other Securityholders, or would involve the Trustee in personal liability.

                 Section 6.6.     Limitation on Suits.

                 A Securityholder may pursue a remedy with respect to this Indenture or the Securities only if:

                          (1) the Holder gives to the Trustee notice of a continuing Event of Default;

                          (2) the Holders of at least 25% in principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

                          (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                          (5) during such 60-day period the Holders of a majority in principal amount of the then outstanding securities do not give the Trustee a direction inconsistent with the request.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another
Securityholder.

                 Section 6.7.     Rights of Holders to Receive Payment.

                 Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

                 Section 6.8.     Collection Suit by Trustee.

                 If an Event of Default specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company, the Guarantor or any other obligor on the Securities for the whole amount of principal and interest remaining unpaid on the Securities and interest on overdue principal and interest and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                 Section 6.9.     Trustee may File Proofs of Claim.

                 The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, the Guarantor or any other obligor or their respective creditors or property. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

                 Section 6.10.    Priorities.

                 If the Trustee collects any money pursuant to this Article or by exercise of its remedies under the Documents, it shall pay out the money in the following order:

                 First: to the Trustee for amounts due under Section 7.7 hereof;

                 Second: to holders of Senior Indebtedness to the extent permitted under Article 10 hereof;

                 Third: to Securityholders for amounts due and unpaid on the Securities for principal and interest and premium, if any, ratably, first to interest, then principal and then premium, according to the amounts due and payable on the Securities for principal and interest and premium, if any, respectively; and

                 Fourth: to Securityholders for other amounts due under the Indenture, the Securities and the other Documents; and

                 Fifth: to the Company, the Guarantor or any other obligors on the Securities, as their interests may appear, or as a court of competent jurisdiction may direct.

                 The Trustee may fix a record date and payment date for any payment to Securityholders.

                 Section 6.11.    Undertaking for Costs.

                 In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.

                                   ARTICLE 7
                                    TRUSTEE

                 Section 7.1.     Duties of Trustee.

                 (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (b)     Except during the continuance of an Event of Default:

                          (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

                          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                 (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                          (1) This paragraph does not limit the effect of paragraph (b) of this Section.

                          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

                 (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                 (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

                 (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company, the Guarantor and the Guarantor Subsidiaries. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                 Section 7.2.     Rights of Trustee.

                 (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                 (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or opinion of Counsel.

                 (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                 (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

                 (e) The Trustee may consult with an attorney and shall not be liable for any action it takes or omits to take in reliance on such attorney's advice.

                 Section 7.3.     Individual Rights of Trustee.

                 The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, the Guarantor, the Guarantor Subsidiaries or an Affiliate of any of them with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

                 Section 7.4.     Trustee's Disclaimer.

                 The Trustee makes no representation as to the validity or adequacy of this Indenture, the Securities, the Guaranty or any other Document, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company or the Guarantor or the Guarantor Subsidiaries in the Indenture or any other Document or any statement in any Security other than its authentication.

                 Section 7.5.     Notice of Defaults.

                 If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Securityholders a notice of the Default or Event of Default within 15 days after it occurs. Except in the case of a Default or Event of Default in payment on any Security (including any failure to make any mandatory redemption payment required hereunder), the Trustee may withhold the notice if and so long as a committee of its Trust officers in good faith determines that withholding the notice is in the interests of Securityholders.

                 Section 7.6.     Reports by Trustee to Holders.

                 Within 60 days after the reporting date stated in Section 13.9, the Trustee shall mail to Securityholders a brief report dated as of such reporting date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b)(1) and TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                 Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company shall notify the Trustee when the Securities are listed on any stock exchange.

                 Section 7.7.     Compensation and Indemnity.

                 The Company shall pay to the Trustee from time to time reasonable compensation for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.

                 The Company shall indemnify the Trustee against any loss or liability incurred by it except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel, and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                 The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

                 To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities.

                 When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

                 Section 7.8.     Replacement of Trustee.

                 A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                 The Trustee may resign by so notifying the Company in writing. The Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                          (1)     the Trustee fails to comply with Section 7.10;

                          (2) the Trustee is adjudged as bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                          (3) a Custodian or public officer takes charge of the Trustee or its property; or

                          (4) the Trustee becomes incapable of acting or is not performing to the satisfaction of Holders of a majority in aggregate principal amount of the then outstanding Securities.

                 If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company, the Guarantor and any other obligor shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                 If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Company), the Company or the Holders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring trustee with respect to expenses and liabilities incurred by it prior to such replacement.

                 Section 7.9.     Successor Trustee by Merger, etc.

                 If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

                 Section 7.10.    Eligibility; Disqualification.

                 This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall always have a combined capital and surplus as stated in Section

13.9. The Trustee is subject to TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9).

                 Section 7.11.    Preferential Collection of Claims Against
                                  Company.

                 The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8
                             DISCHARGE OF INDENTURE

                 Section 8.1. Termination of Company's, Guarantor's and the Guarantor Subsidiaries' Obligations.

                 This Indenture shall cease to be of further effect (except that the Company's obligations under Section 7.7 and the Company's and the Trustee's obligations under Section 8.3 shall survive) when all outstanding Securities theretofore authenticated and issued have been delivered to the Trustee for cancellation, and the Company, the Guarantor or the Guarantor Subsidiaries have paid all sums payable hereunder and under the other Documents. In addition, the Company, the Guarantor and the Guarantor Subsidiaries may terminate all of their respective obligations under this Indenture (except the Company's obligations under Sections 7.7 and 8.3) if:

                          (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations sufficient to pay principal and interest and premium, if any, on the Securities to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder; and

                          (2) the Company shall have delivered to the Trustee an opinion of Counsel satisfactory to the Trustee that the Holders of the Securities should not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 8.1 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised.

However, the Company's, the Guarantor's and the Guarantor Subsidiaries' obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 4.1, 7.7, 8.3 and 8.4 shall survive until the Securities are no
longer outstanding. Thereafter, only the Company's obligations in Sections 7.7 and 8.3 shall survive.

                 After a deposit made pursuant to this Section 8.01, the Trustee upon request shall acknowledge in writing the discharge of the Company's, the Guarantor's and the Guarantor Subsidiaries' obligations under this Indenture except for those surviving obligations specified above.

                 "U.S. Government Obligations" means direct obligations of the United States of America, or obligations unconditionally guaranteed by the United States of America, for the payment of which the full faith and credit of the United States of America is pledged. In order to have money available on a payment date to pay principal or interest on the Securities, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

                 Section 8.2.     Application of Trust Money.

                 The Trustee shall hold in trust money or U.S.
Government Obligations deposited with it pursuant to Section 8.1. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on the Securities.

                 Section 8.3.     Repayment to Company.

                 The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time.

                 The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have first caused notice of such payment to the Company to be mailed to each Securityholder entitled thereto no less than 30 days prior to such payment. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

                 Section 8.4.     Reinstatement.

                 If (i) the Trustee or Paying Agent is unable to apply any money in accordance with Section 8.2 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application and (ii) the Holders of at least a majority in principal amount of the then outstanding Securities so request by written notice to the Trustee, the Company's and the Guarantor's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2.

                                   ARTICLE 9
                                   AMENDMENTS

                 Section 9.1.     Without Consent of Holders.

                 The Company, the Guarantor, the Guarantor Subsidiaries and the Trustee may amend this Indenture, the Securities or the other Documents without the consent of any Securityholder:

                          (1)     to comply with Section 5.1;

                          (2) to comply with any requirements of the SEC in connection with the qualification or requalification of this Indenture under the TIA; or

                          (4) to provide for uncertificated Securities in addition to certificated Securities.

                 Within five (5) days after an amendment under this Section becomes effective, the Company shall mail to Securityholders and the Trustee a notice briefly describing the amendment.

                 Section 9.2.     With Consent of Holders.

                 Subject to Section 6.7, the Company, the Guarantor, the Guarantor Subsidiaries and the Trustee may amend this Indenture, the Securities or any other Document with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities. Subject to Sections 6.4 and 6.7, the Holders of a majority in principal amount of the Securities then outstanding may also waive compliance in a particular instance by the Company or the Guarantor with any provision of this Indenture or the Securities or any other Document.

                 However, without the consent of each Securityholder affected, an amendment or waiver under this Section may not:

                          (1) reduce the amount of Securities whose Holders must consent to an amendment or waiver;

                          (2) reduce the rate of or change the time for payment of interest on any Security;

                          (3) reduce the principal of or change the fixed maturity of any Security or alter the redemption provisions with respect thereto;

                          (4) make any Security payable in money other than that stated in the Security;

                          (5) make any change in Section 6.4, 6.7 or 9.2 (this sentence); or

                          (6) waive a default in the payment of the principal of, or interest or premium on, any Security.

                 To secure a consent of the Holders under this Section it shall not be necessary for the Holders to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                 Within five (5) days after an amendment or waiver under this Section becomes effective, the Company shall mail to Securityholders and the Trustee a notice briefly describing the amendment or waiver.

                 Section 9.3.     Compliance with Trust Indenture Act.

                 From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement under this Indenture or the Securities shall comply with the TIA as then in effect.

                 Section 9.4.     Revocation and Effect of Consents.

                 Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same Indebtedness as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives notice of revocation before the date on which the Trustee receives an Officer's Certificate certifying that the Holders of the requisite principal amount of Securities have consented to the amendment or waiver (or before such later date as may be required by law or stock exchange rule).

                 The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those

Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Securities required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

                 After an amendment or waiver becomes effective it shall bind every Securityholder, unless it is of the type described in any of clauses (1) through (6) of Section 9.2. In such case, the amendment or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security that evidences the same debt as the consenting Holder's Security.

                 Section 9.5.     Notation on or Exchange of Securities.

                 The Trustee may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment or waiver.

                 Section 9.6.     Trustee Protected.

                 The Trustee shall sign all supplemental indentures, except that the Trustee need not sign any supplemental indenture that adversely affects its rights. The Trustee may request an opinion of Counsel and an Officer's Certificate stating that such supplemental indenture is permitted hereunder and all conditions precedent have been complied with in the form set forth in Sections 12.04 and 12.05.


                                   ARTICLE 10
                                 SUBORDINATION

                 Section 10.1.    Securities Subordinated to Senior
Indebtedness.

                 Each of the Company, the Guarantor and the Guarantor Subsidiaries agrees, and each Holder by accepting a Security agrees, that the Indebtedness evidenced by the Securities and the Guaranties, including for all purposes of this Article 10, all repurchase and redemption obligations with respect to the Securities, is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all existing and future Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness, and authorizes and directs the Trustee to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination as provided in this
Article 10 and the Subordination Agreement and appoints the Trustee as attorney-in-fact for any and all such purposes.

                 Only Indebtedness of the Company, the Guarantor and the Guarantor Subsidiaries which is Senior Indebtedness shall rank senior to the Securities in accordance with the provisions set forth herein. This Article 10 shall remain in full force and effect as long as any Senior Indebtedness is outstanding or any commitment to advance Senior Indebtedness exists, assuming that all conditions precedent to any such advance could be satisfied.

                 Section 10.2.    Liquidation; Dissolution; Bankruptcy.

                 Upon any payment or distribution, whether of cash, securities or other property, to creditors of the Company, the Guarantor or any Guarantor Subsidiary in a liquidation (total or partial), reorganization or dissolution of the Company, the Guarantor or any Guarantor Subsidiary, whether voluntary or involuntary, or in a bankruptcy, reorganization, insolvency, receivership, assignment for the benefit of creditors, marshalling of assets or similar proceeding relating to each of the Company, the Guarantor, any Guarantor Subsidiary or its respective properties:

                          (1) holders of Senior Indebtedness shall be entitled to receive payment in full, in cash or cash equivalents, of such Senior Indebtedness before Holders shall be entitled to receive from the Company, the Guarantor or any Guarantor Subsidiary, any payment of principal of, or interest on, or any other distribution with respect to, the securities; and

                          (2) until the Senior Indebtedness is paid in full as provided in clause (1) above, any distribution to which Holders would be entitled from the Company, the Guarantor or the Guarantor Subsidiaries but for this Article 10 shall be made to the holders of Senior Indebtedness as their interests may appear;

in each case except that Holders may receive shares of stock and debt securities that are subordinated to Senior Indebtedness to at least the same extent and pursuant to the same or more stringent terms as are the Securities.

                 Upon any distribution of assets of the Company, the Guarantor or any Guarantor Subsidiary referred to in this Section 10.2, the Trustee and the Holders shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such bankruptcy, reorganization, insolvency, receivership, assignment for the benefit of creditors, marshalling of assets or similar proceedings are pending, or a certificate of the liquidating trustee or agent or other such person making any distribution to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 10.2. The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness or a Representative, as the case may be, to establish that such notice has been given by a holder of Senior Indebtedness or a Representative, as the case may be. In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any person, as a holder of Senior Indebtedness, to participate in any payment or distribution pursuant to this Section 10.2, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such person, as to the extent to which such person is entitled to participation in such payment or distribution and as to other facts pertinent to the rights of such person under this Section 10.2, and, if such evidence is not furnished, the Trustee may defer any payment to such person (or to the Securityholder) pending judicial determination as to the right of such person to receive such payment.

                 Section 10.3.    Default on Senior Indebtedness.

                 During the continuance of any event of default with respect to Senior Indebtedness pursuant to which the maturity of such Senior Indebtedness may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration), upon the occurrence of receipt by the Trustee of written notice from the Representative with respect to, or the holders of at least a majority in aggregate principal amount of, such Senior Indebtedness then outstanding, no direct or indirect payment may be made by the Company, the Guarantor or the Guarantor Subsidiaries upon or in respect of the Securities for a period (a "Payment Blockage Period") commencing on the earlier of the date of receipt of such notice by the Trustee or the date of such acceleration and ending 120 days thereafter (unless such Payment Blockage Period shall be terminated by written notice to the Trustee from such Representative or such holders). Not more than one Payment Blockage Period in the aggregate may be commenced with respect to the Securities during any period of 360 consecutive days, irrespective of the number of defaults with respect to Senior Indebtedness during such period. In no event will a Payment Blockage Period extend beyond 119 days from the date such payment upon or in respect of the Securities was due; and there must be 180 days in any 360-day period in which no Payment Blockage Period is in effect as to the Company, the

Guarantor or the Guarantor Subsidiaries. For all purposes of this Section 10.3, no default or event of default which existed or was continuing on the date of the commencement of the Payment Blockage Period with respect to the Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis for the commencement of a subsequent Payment Blockage Period by the Representative or requisite holders of such Senior Indebtedness whether or not within a period of 360 consecutive days unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

                 Section 10.4.    When Distribution Must Be Paid Over.

                 In the event that the Company, the Guarantor or any Guarantor Subsidiary shall make any payment to the Trustee pursuant to the Securities at a time when such payment is prohibited by Section 10.2 or 10.3, such payment shall be held by the Trustee, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them) or their Representatives, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

                 If a distribution is made to Holders that because of this
Article 10 should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior indebtedness and pay it over to them as their interests may appear.

                 Section 10.5.    Notice by Company.

                 The Company shall promptly notify the Trustee and any Paying Agent by an appropriate Officer's Certificate of the Company delivered to a Trust Officer and the Paying Agent of any facts known to the Company that would cause a payment under the Securities of principal of or interest on the Securities to violate this Article 10, but failure to give such notice shall not affect the subordination of the Securities to the Senior Indebtedness provided in this Article 10.

                 Section 10.6.    Subrogation.

                 After all Senior Indebtedness is paid in full and all commitments to advance Senior Indebtedness have been terminated, and until the Securities are paid in full pursuant to the Securities and this Indenture or otherwise, Holders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to Holders have been applied to payment of Senior Indebtedness. A distribution made under this Article 10 to holders of Senior Indebtedness which otherwise would have been made to Holders is not, as between the Company and the Holders, a payment by the Company on Senior Indebtedness.

                 Section 10.7.    Relative Rights.

                 This Article 10 defines the relative rights of Holders and holders of Senior Indebtedness. Nothing in this Indenture (but subject to the provisions of paragraph 5 of the Securities) shall:

                 (1) impair, as between the Company, the Guarantor or the Guarantor Subsidiaries and the Holders, the obligation of the Company, the Guarantor and the Guarantor Subsidiaries, which is absolute and unconditional, to pay principal of and interest on the Securities, including the Guaranty, in accordance with their terms;

                 (2) affect the relative rights of Holders and creditors of the Company, the Guarantor and the Guarantor Subsidiaries other than such creditors as are holders of Senior Indebtedness;

                 (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Holders; or

                 (4) create or imply the existence of any commitment on the part of the holders of Senior Indebtedness to extend credit to the Company other than as set forth in the terms governing such Senior Indebtedness.

                 Section 10.8.    Subordination May Not Be Impaired by Company.

                 No right of any present or future holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities and this Article 10 shall be impaired by any act or failure to act by the Company, the Guarantor or any Guarantor Subsidiary or anyone in custody of its assets or property or by its failure to comply with this Indenture.

                 Section 10.9.    Distribution or Notice to Representatives.

                 Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representatives, if any.

                 Section 10.10.   Rights of Trustee and Paying Agent.

                 Notwithstanding Section 10.2 or 10.3, the Trustee or any Paying Agent may continue to make payments of principal of or interest on the Securities unless, in the case of the Trustee, a Trust Officer or, in the case of a Paying Agent other than the Trustee, an officer of such Paying Agent, shall have received, at least three Business Days prior to the date such payments are due and payable, written notice of the occurrence of an event under Section 10.2 or 10.3 and that any payment under the Securities would violate this Article 10. Only the Company or a Representative with respect to or holders of a least a majority in principal amount of an issue of Senior Indebtedness may give such notice. Nothing contained in this Section 10.10 shall limit the right of any holder of Senior Indebtedness to recover payments as contemplated by Section 10.4.

                 The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 10 with respect to Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder, except as otherwise provided by the TIA.

                 Section 10.11. Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice.

                 Notwithstanding any of the provisions of this Article 10 or any other provision of this Indenture, unless a Trust Officer has received a written notice pursuant to Section 10.10, the Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee, and in the absence of such written notice the Trustee may make such payment without liability or obligation to the Senior Indebtedness.

                 Section 10.12. Application by Trustee of Monies Deposited With It.

                 Nothing contained in this Article 10 or elsewhere in this Indenture, or in the Securities, shall (i) affect the obligation of the Company, the Guarantor or the Guarantor

Subsidiaries to make, or prevent the Company, the Guarantor or the Guarantor Subsidiary from making, at any time except as specified in Section 10.2 or 10.3 to the extent provided therein, payments at any time pursuant to the Securities, (ii) prevent the application by the Trustee or any Paying Agent of any monies or the proceeds of any U.S. Government Obligations received from the Company and held by the Trustee or such Paying Agent in trust for the benefit of the Holders of Securities as to which notice of redemption shall have been given, to the payment of or on account of the principal of or interest on the Securities if, at the time such notice was given, a payment by the Company under the Securities would not have been prohibited by the foregoing provisions of this Article 10 or (iii) prevent the application by the Trustee or any Paying Agent of any monies or the proceeds of any U.S. Government Obligations deposited with it by the Company under Article 8 hereof to the payment of or on account of the principal of or interest on the Securities if, at the time of such deposit, a payment by the Company under the Securities would not have been prohibited by the foregoing provisions of this Article 10.

                 Section 10.13.   Trustee's Compensation Not Prejudiced.

                 Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee pursuant to Section 7.7.

                 Section 10.14.   Officer's Certificate.

                 If there occurs any event referred to in Section 10.2, the Company, the Guarantor or any Guarantor Subsidiary, as the case may be, shall promptly give to the Trustee an Officer's Certificate (on which the Trustee may conclusively rely) identifying all holders of Senior Indebtedness and the principal amount of Senior Indebtedness then outstanding held by each such holder and stating the reasons why such Officer's Certificate is being delivered to the Trustee.

                 Section 10.15.   Certain Payments.

                 Nothing in this Article 10 shall prevent or delay (i) the Company from or in redeeming any Securities pursuant to Sections 4.13 or 4.28 of this Indenture or paragraph 5 of the Securities or (ii) the receipt by the Holders of payments of principal of and interest on the Securities as provided in Section 8.2.

                 Section 10.16.   Names of Representatives.

                 The Company, the Guarantor and the Guarantor Subsidiaries shall from time to time, upon request of the Trustee, provide to the Trustee an Officer's Certificate setting forth the name and address of each Representative of all outstanding Senior Indebtedness.

                 Section 10.17. Article 10 Not To Prevent Events of Default or Limit Right To Accelerate.

                 The failure to make a payment pursuant to the Securities by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Securities.

                 Section 10.18. Reliance by Holders of Senior Indebtedness on Subordination Provisions.

                 Each Holder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness. No provision in any supplemental indenture which modifies this
Article 10 in any manner adverse to the holders of Senior Indebtedness shall be effective against the holders of Senior Indebtedness who have not consented thereto in accordance with the provisions of the documents governing such Senior Indebtedness.

                 Section 10.19.   Proof of Claim.

                 In the event that the Company, the Guarantor or any Guarantor Subsidiary is subject to any proceeding under any Bankruptcy Law and the Holders and the Trustee fail to file any proof of claim permitted to be filed in such proceeding with respect to the Securities, then any Representative of Senior Indebtedness may file such proof of claim no earlier than the later of
(i) the expiration of 15 days after such Representative notifies the Trustee of its intention to do so and (ii) 30 days preceding the last day permitted to file such claim.

                 Section 10.20. No Fiduciary Duty to Holders of Senior Indebtedness.

                 With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and, subject to the provisions of Article 7, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall mistakenly pay over or deliver to Holders, the Company, the Guarantor, the Guarantor Subsidiaries or any other person, monies or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article 10 or otherwise.

                 Section 10.20.   Limitations on Application of Article 10.

                 (a) This Article 10 shall not apply to any payments or proceeds received by the Holders from the Company which are paid to the Holders from amounts due on or proceeds of the Pledged Note.

                 (b) This Article 10 shall only apply to persons other than those subject to the Subordination Agreement.


                                   ARTICLE 11
                                    GUARANTY

                 Section 11.1.  Guaranty.

                 The Guarantor and the Guarantor Subsidiaries hereby unconditionally, jointly and severally, guarantee (such guarantee being the "Guaranty") to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the other Documents or the obligations of the Company under this Indenture, the Securities or the other Documents, that: (i) the principal of and interest on and premium, if any, and any other amounts owing on the Securities will be paid in full when due, whether at the maturity or interest payment date, by acceleration, redemption or otherwise, and interest on the overdue principal and interest, if any, of the Securities and all other obligations of the Company to the Holders or the Trustee under this Indenture, the Securities or the other Documents will be promptly paid in full or performed, all in accordance with the terms of this Indenture, the Securities and the other Documents; and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing timely payment when due of any amount so guaranteed for whatever reason, the Guarantor and the Guarantor Subsidiaries will be jointly and severally obligated to pay the same whether or not such failure to pay has become an Event of Default which could cause acceleration pursuant to Section 6.2 hereof.

                 The Guarantor and the Guarantor Subsidiaries hereby agree that its obligations with regard to this Guaranty shall be absolute, unconditional, joint and several, irrespective of the validity, regularity or enforceability of the Securities, this Indenture or the other Documents, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof or of any other Document, the recovery of any judgment against the Company or any other obligor on the Securities, any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor and the Guarantor Subsidiaries hereby waive diligence, notice, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, the Guarantor, any Guarantor Subsidiary or any other obligor on the Securities, any right to require a proceeding first against the Company, the Guarantor, any Guarantor Subsidiary or any other obligor on the Securities, protest, notice and all demands whatsoever and covenant that this Guaranty will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and the other Documents.

                 If any Securityholder or the Trustee is required by any court, proceedings in bankruptcy or reorganization or otherwise to return to the Company, the Guarantor, any Guarantor Subsidiary or any custodian, trustee, or similar official acting in relation to either the Company, the Guarantor or any Guarantor Subsidiary any amount paid by the Company, the Guarantor or any Guarantor Subsidiary to the Trustee or such Securityholder, this Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect.

                 The Guarantor and the Guarantor Subsidiaries further agree that, as between the Guarantor and the Guarantor Subsidiaries, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.2 of the Indenture for the purposes of this Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company, the Guarantor, any Guarantor Subsidiary or any other obligor on the Securities of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in Section 6.2 of the Indenture, those obligations (whether or not due and payable) will forthwith become due and payable by the Guarantor and the Guarantor Subsidiaries for the purpose of this Guaranty.

                 The Guarantor and each Guarantor Subsidiary hereby acknowledge that the guarantee in this Article 11 constitutes an instrument for the payment of money, and consent and agree that any Holder or the Trustee, at its sole option, in the event of a dispute by the Guarantor or any Guarantor Subsidiary in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3324.

                 The Guarantor and each Guarantor Subsidiary and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by the Guarantor and the Guarantor Subsidiaries pursuant to this Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and the Guarantor and the Guarantor Subsidiaries hereby irrevocably agree that the obligations of the Guarantor and the Guarantor Subsidiaries under this Guaranty shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of the Guarantor and any Guarantor Subsidiary and after giving effect to any collections from or payments made by or on behalf of the Guarantor or any Guarantor Subsidiary in respect of the obligations of the Guarantor or such other Guarantor Subsidiary under its Guaranty or pursuant to the contribution rights hereunder, result in the obligations of the Guarantor or such Guarantor Subsidiary under this Guaranty not constituting such fraudulent transfer or conveyance.

                 In order to provide for just and equitable contribution among the Guarantor and the Guarantor Subsidiaries, the Guarantor and the Guarantor Subsidiaries agree, inter se, that in the event any payment or distribution is made by the Guarantor or any Guarantor Subsidiary (a "Funding Guarantor") under this Guaranty, such Funding Guarantor shall be entitled to a contribution from all other Guarantors, including Guarantor Subsidiaries, in a pro rata amount based on the Adjusted Net Assets of each Guarantor and each Guarantor Subsidiary (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Securities or any other Guarantors' obligations with respect to the Guaranty. "Adjusted Net Assets" of the Guarantor or such Guarantor Subsidiary, as the case may be, at any date shall mean the lesser of the amount by which (x) the fair value of the property of the Guarantor or such Guarantor Subsidiary, as the case may be, exceeds the total amount of liabilities, including, without limitation, contingent liabilities, but excluding liabilities under the Guaranty, of the Guarantor or such Guarantor Subsidiary, as the case may be, at such date and (y) the present fair salable value of the assets of the Guarantor or such Guarantor Subsidiary, as the case may be, at such date exceeds the amount that will be required to pay the probably liability of, the Guarantor or such Guarantor Subsidiary, as the case may be, on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of this Guaranty, as they become absolute and matured. If any subsidiary becomes a Guarantor Subsidiary hereunder subsequent to the date hereof, then for purposes of this paragraph such subsequent Guarantor Subsidiary shall be deemed to have been a Guarantor Subsidiary as of the date hereof and the aggregate present fair saleable value of all assets and the amount of all the debts and liabilities, of such Guarantor Subsidiary as of the date hereof shall be deemed to be equal to such value and amount on the date such Guarantor Subsidiary becomes a Guarantor Subsidiary hereunder. The provisions of this paragraph shall supersede all other rights of subrogation and contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Bankruptcy Code) or otherwise by reason of any payment by any Guarantor Subsidiary pursuant to the provisions of this Article 11 and, to the extent that any Guarantor Subsidiary shall have any such other rights of subrogation or contribution, such Guarantor Subsidiary hereby irrevocably waives the same.

                 The Guarantor and the Guarantor Subsidiaries hereby irrevocably waive any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Guarantor's and the Guarantor Subsidiaries' obligations under this Guaranty, this Indenture, and the other Documents, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Securities against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights until payment in full of all obligations guaranteed hereby. If any amount shall be paid to the Guarantor or any Guarantor Subsidiary in violation of the preceding sentence and the Securities shall not have been paid in full, such amount shall have been deemed to have been paid to the Guarantor or such Guarantor Subsidiary for the benefit of, and held in trust for the benefit of, the Holders of the Securities, and shall, forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Securities, whether matured or unmatured, in accordance with the terms of this Indenture. The Guarantor and the Guarantor Subsidiaries acknowledge that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth herein is knowingly made in contemplation of such benefits.

                 In case any provision of this Guaranty shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                 Section 11.2.  Execution and Delivery of Guaranty.

                 To evidence the Guaranty set forth in Section 11.1, the Guarantor and the Guarantor Subsidiaries agree that a notation of the Guaranty substantially in the form of Exhibit B shall be endorsed on each Security authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of each of the Guarantor by its Chairman of the Board, its President, its Chief Financial Officer or one of its Vice Presidents, under a facsimile of its seal reproduced on this Indenture and attested to by an officer other than the officer executing the Indenture.

                 The Guarantor and the Guarantor Subsidiaries agree that the Guaranty set forth in Section 11.1 will remain in full force and effect and apply to all the Securities notwithstanding any failure to endorse on each Security a notation of the Guaranty.

                 If an Officer whose facsimile signature is on a Security no longer holds that office at the time the Trustee authenticates the Security on which the Guaranty is endorsed, the Guaranty shall be valid nevertheless.

                 The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guaranty set forth in this Indenture on behalf of the Guarantor and the Guarantor Subsidiaries.


                                   ARTICLE 12
                                    SECURITY

                 Section 12.1.  Security.

                 The performance of the Company, the Guarantor and the Guarantor Subsidiaries shall be secured by the Collateral.

                 Section 12.2.  Recording, etc.

                 The Guarantor, the Guarantor Subsidiaries and the Company will have caused or will cause this Indenture, the Collateral Documentation and the other Documents and all amendments or supplements to each of the foregoing to be registered, recorded and filed and/or rerecorded, re-filed and renewed in such manner and in such place or places, if any, as may be required by law or reasonably requested by the Trustee or the Holders of a majority of the then outstanding Securities in order fully to preserve and protect the Lien of the Indenture, the Collateral Documentation and the other Documents on all parts of the Collateral to effectuate and preserve the security of the Holders and all rights of the Trustee.

                 The Company, the Guarantor and the Guarantor Subsidiaries shall furnish, and shall cause any other obligor to furnish, to the Trustee:

                          (i) promptly after the execution and delivery of the Indenture, and promptly after the execution and delivery of any Collateral Documentation or other instrument of further assurance or amendment, an Opinion of Counsel either (a) stating that, in the opinion of such counsel, this Indenture, the Collateral Documentation and all other instruments of further assurance or amendment have been properly recorded, registered and filed to the extent necessary to make effective the Lien intended to be created by the Indenture and the Collateral Documentation and reciting the details of such action or referring to prior opinions of Counsel in which such details are given, and stating that as to the Indenture and Collateral Documentation and such other instruments such recording, registering and filing are the only recordings, registerings and filings necessary to give notice thereof and that no rerecordings, re-registerings or re-filings are necessary to maintain such notice, and further stating that all financing statements and continuation statements and mortgages have been executed and filed that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder and under the Collateral Documentation or (b) stating that, in the opinion of such counsel, no such action is necessary to make such Lien and pledge effective; and

                          (ii) on or before March 1 in each year beginning with the year 1994, an Opinion of Counsel, dated as of such date, either
         (a) stating that, in the opinion of such counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of the Indenture and all supplemental indentures, financing statements, continuation statements and mortgages or other instruments of further assurance as is necessary to maintain the Lien of the Indenture and the Collateral Documentation and reciting the details of such action or referring to prior opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements and mortgages have been executed and filed that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder and under the Collateral Documentation or (b) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien.

                 The Guarantor, the Guarantor Subsidiaries, the Company and any other obligor shall cause TIA Section 314(d) relating to the release of Collateral from the Liens under the Collateral Documentation to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by any Officer; provided, however, that to the extent required by TIA Section 314(d), any such certificate or opinion shall be made by an Independent Person.

                 Section 12.3.  Suits to Protect the Collateral.

                 To the extent permitted thereunder, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documentation or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral and the Collateral Documentation or this Indenture, and in the profits, rents, revenues and other income arising therefrom, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Collateral or be prejudicial to the interests of the Holders or the Trustee.


                                   ARTICLE 13
                                 MISCELLANEOUS

                 Section 13.1.  Trust Indenture Act Controls.

                 If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                 Section 13.2.  Notices.

                 Any notice or communication by the Company, the Guarantor, the Guarantor Subsidiaries or the Trustee to any of the others is duly given if in writing and delivered in Person or mailed by first-class mail to the others' addresses stated in Section 13.10. The Company, the Guarantor or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

                 Any notice or communication to a Securityholder shall be mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

                 If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Company or the Guarantor mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

                 All other notices or communications shall be in writing.

                 Section 13.3.    Communication by Holders with Other Holders.

                 Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

                 Section 13.4.    Certificate and Opinion as to Conditions
                                  Precedent.

                 Upon any request or application by the Company, the Guarantor, the Guarantor Subsidiaries or any other obligor to the Trustee to take any action under this Indenture, the Company, the Guarantor, the Guarantor Subsidiaries or any other obligor, as the case may be, shall furnish to the
Trustee:

                          (a) an Officers, Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                          (b) an opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 13.5.    Statements Required in Certificate or Opinion.

                 Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                          (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                          (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

                 Section 13.6.  Rules by Trustee and Agents.

                 The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its. functions.

                 Section 13.7.  Legal Holidays.

                 A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in the State of New Jersey or New York are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                 Section 13.8.  Counterparts.

                 This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                 Section 13.9.  Variable Provisions.

                 "Officer" means the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary, the Director of Finance, any Assistant Treasurer or any Assistant Secretary of the Company, the Guarantor or a subsidiary thereof, as the context may indicate.

                 The Company initially appoints the Trustee as Paying Agent, Registrar and authenticating agent.

                 The first certificate pursuant to Section 4.3 shall be for the first fiscal year of each of the Company and the Guarantor ending on or after the date of this Indenture.

                 The reporting date for Section 7.6 is May 15 of each year. The first reporting date is May 15, 1994.

                 The Trustee shall always have a combined capital and surplus (including subordinated capital notes) of at least $25,000,000 as set forth in its most recent published annual report of condition.

                          The Company's address is:

                          1500 Harbor Boulevard
                          Weehawken, New Jersey  07087

                          Attention:  Michael P. Sherman
                                             General Counsel

                          The Trustee's address is:

                          First Trust Center
                          180 East Fifth Street
                          P.O. Box 64111
                          St. Paul, Minnesota  55164
                          Attention:  Frank P. Leslie III


                 Section 13.10.  Governing Law.

                 THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES AND THE GUARANTY, WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

                 Section 13.11.  No Adverse Interpretation of Other Agreements.

                 This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, the Guarantor or any of their subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                 Section 13.12.  Successors.

                 All agreements of the Company and the Guarantor in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

                 Section 13.13.  Severability.

                 In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                 Section 13.14.   Qualification of Indenture.

                 The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all costs and expenses (including attorneys' fees for the Company, the Trustee and the Holders of the Securities) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of the Indenture and the Securities and printing this Indenture and the Securities. In connection with any such qualification of this Indenture under the TIA, the Trustee shall be entitled to receive from the Company any such officers' Certificates, opinions of Counsel or other documentation as it may reasonably request.

                 Section 13.15.   Table of Contents, Headings, etc.

                 The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                 Section 13.16.   Consent to Jurisdiction and Service of
Process.

                 ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE COMPANY OR THE GUARANTOR OR WITH RESPECT TO THIS INDENTURE, THE GUARANTY, ANY SECURITY OR ANY OTHER DOCUMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE BOROUGH OF MANHATTAN, THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY AND THE GUARANTOR ACCEPTS, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS INDENTURE, THE GUARANTY, ANY SECURITY OR ANY OTHER DOCUMENT FROM WHICH NO APPEAL HAS BEEN TAKEN OR IS AVAILABLE. EACH OF THE COMPANY, THE GUARANTOR AND THE GUARANTOR SUBSIDIARIES IRREVOCABLY DESIGNATES AND APPOINTS CT CORPORATION SYSTEM, OR ANY OTHER ADDRESS IN THE STATE OF NEW YORK COMMUNICATED BY CT CORPORATION SYSTEM TO THE TRUSTEE, AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY SUCH PERSONS TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. EACH OF THE COMPANY, THE GUARANTOR AND THE GUARANTOR SUBSIDIARIES IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR

CERTIFIED MAIL, POSTAGE PREPAID, TO ITS NOTICE ADDRESS SPECIFIED IN SECTION
13.10 HEREOF, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. EACH OF THE COMPANY, THE GUARANTOR, THE GUARANTOR SUBSIDIARIES AND THE TRUSTEE IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH JURISDICTION. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE TRUSTEE OR ANY SECURITYHOLDER TO BRING PROCEEDINGS AGAINST THE COMPANY, THE GUARANTOR OR THE GUARANTOR SUBSIDIARIES IN THE COURTS OF ANY OTHER JURISDICTION.

                 Section 13.17.   Waiver of Jury Trial.

                 EACH OF THE COMPANY, THE GUARANTOR AND THE TRUSTEE AND EACH SECURITYHOLDER BY ACCEPTANCE OF A SECURITY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS INDENTURE, THE GUARANTY OR ANY SECURITY OR ANY OTHER DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of the transactions contemplated by this Indenture and the other Documents, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Company, the Guarantor, the Guarantor Subsidiaries and the Trustee and each Securityholder by acceptance of a Security each acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Indenture, the Guaranty and the other Documents and in issuing and purchasing the Securities and that each will continue to rely on the waiver in their related future dealings. The Company, the Guarantor, the Guarantor Subsidiaries and the Trustee and each Securityholder by acceptance of a Security further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS INDENTURE OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE SECURITIES. IN THE EVENT OF LITIGATION, THIS INDENTURE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                            [signature page follows]

                                   SIGNATURES

                 IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                             THE HANOVER COMPANIES


                                                By /S/
Attest:                                            ----------------------------

/S/
- ------------------------------                  (SEAL)



                                                THE HORN & HARDART COMPANY


                                                By /S/
Attest:                                            ----------------------------

/S/
- ------------------------------                  (SEAL)



                                                HANOVER DIRECT FULFILLMENT, INC.


                                                By /S/
Attest:                                            ----------------------------

/S/
- ------------------------------                  (SEAL)



                                                BRAWN OF CALIFORNIA, INC.


                                                By /S/
Attest:                                            ----------------------------

/S/
- ------------------------------                  (SEAL)

                                             D.M. ADVERTISING, INC.

                                             BY /S/
                                                ---------------------------
Attest:

/S/
- -----------------------------                (SEAL)



                                             GUMP'S BY MAIL, INC.


                                             By /S/
Attest:                                         ---------------------------

/S/
- -----------------------------                (SEAL)



                                             GUMP'S HOLDINGS, INC.


                                             By /S/
Attest:                                         ----------------------------

/S/
- ------------------------------               (SEAL)



                                             HANOVER DIRECT MAIL MARKETING, INC.


                                             By /S/
Attest:                                         ----------------------------

/S/
- -----------------------------                (SEAL)

                                                HANOVER LIST MANAGEMENT INC.


                                                By /S/
Attest:                                            ----------------------------

/S/
- ------------------------------                  (SEAL)



                                                HANOVER SYNDICATION CORP.


                                                By /S/
Attest:                                            ----------------------------

/S/
- ------------------------------                  (SEAL)



                                                H.I.M. INC.


                                                By /S/
Attest:                                            ----------------------------

/S/
- ------------------------------                  (SEAL)



                                                LEAVITT ADVERTISING AGENCY, INC.


                                                By /S/
Attest:                                            ----------------------------

/S/
- ------------------------------                  (SEAL)

                                                RING RESPONSE LTD.


                                                By /S/
Attest:                                           ------------------------------

/S/
- ------------------------------                          (SEAL)



                                                YORK FULFILLMENT COMPANY, INC.


                                                By /S/
Attest:                                           ------------------------------

/S/
- ------------------------------                          (SEAL)



                                                FIRST TRUST NATIONAL
                                                ASSOCIATION, as Trustee


                                                 By /S/
Attest:                                            -----------------------------

/S/
- ------------------------------

          The undersigned, pursuant to Article 5 of this Indenture, agrees that it hereby assumes the due and punctual payment of the principal of and premium, if any, and interest on all the Securities and the performance and observance of every covenant of this Indenture and the other Documents on the part of the Company and the Guarantor to be performed or observed, such assumption being effective upon consummation of the Reorganization (as defined herein).

                                        HANOVER DIRECT, INC.,
                                        a Delaware corporation


                                        By /S/
                                          ---------------------------------
Attest:

/S/
- ---------------------------------       (SEAL)

                                  EXHIBIT A-1

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

                                                               PPN _____________

                          (Face of Series A Security)

No.
$

                             THE HANOVER COMPANIES

promises to pay to

or registered assigns,

the principal sum of                    Dollars on August 1, 1998

                         9.25% SENIOR SUBORDINATED NOTE
                                    SERIES A

                  Interest Payment Dates:  July 1, October 1,
                             January 1 and April 1

                      Record Dates: June 15, September 15,
                            December 15 and March 15

                                Dated:

                                THE HANOVER COMPANIES

                                 By
                                    -------------------------------
                                 By
                                    -------------------------------
Authenticated:                             (SEAL)

First Trust National             OR   (Authenticating Agent's name)
    Association


By                               By
  --------------------------        -------------------------------
        Authorized Signature                   Authorized Signature





                                      A1-1

                          (Back of Series A Security)

                             THE HANOVER COMPANIES


               9.25% Senior Subordinated Note due August 1 1998,
                                    Series A

                 1.  Interest and Maturity.

                      (a) The Hanover Companies, a Nevada corporation (the "Company," which term includes any successor corporation under the Indenture referred to herein), hereby promises to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount of this Series A Security at a rate of 9.25% per annum from the date hereof. The Company will pay interest quarterly on July 1, October 1, January 1 and April 1 of each year commencing on October 1, 1993, until said principal shall have become due and payable, and to pay interest (so computed) at the rate of 12.25% per annum on any overdue principal and prepayment charge and, to the extent permitted by applicable law, on any interest overdue (without regard to any applicable grace period), until the same shall be paid.

                      (b) Notwithstanding anything to the contrary in the foregoing, the Company also promises to pay in cash any interest required by
Section 3(b) of the Registration Rights Agreement dated as of August 17, 1993, as required thereunder.

                 2. Method of Payment. The Company will pay interest on the Series A Securities (except defaulted interest) to the persons who are registered holders of Series A Securities (each, a "Holder") at the close of business on the record date for the next Interest Payment Date even though Series A Securities are cancelled after the record date and on or before the Interest Payment Date. Holders must surrender Series A Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest or premium, if any, and any other amounts owing under the Securities in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal and interest or premium, if any, and any other moneys owing under the Securities by wire transfer of immediately available funds in such money. It may mail an interest check to a Holder's registered address. Upon written request of a Holder of non-Restricted Series A Securities in aggregate principal amount equal to at least $1,000,000, the Company shall make payment of principal or interest or premium, if any, by wire transfer of immediately available funds to the wire address specified in such notice.





                                      A1-2

                 3. Paying Agent and Registrar. The Trustee will initially act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Securityholder. Subject to the approval in writing of a majority of Holders in principal amount of the then outstanding Securities (which approval shall be revocable at any time), the Company may act in any such capacity.

                 4. Indenture. The Company issued the Series A Securities under an Indenture dated as of August 17, 1993 (the "Indenture") among the Company, The Horn & Hardart Company, a Nevada corporation (the "Guarantor"), certain subsidiaries of the Company and the Trustee. The terms of the Series
A Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Section
Section 77aaa-77bbbb) as in effect on the date of the Indenture. The Series A Securities are subject to, and qualified by, all such terms, certain of which are summarized herein, and Securityholders are referred to the Indenture and such Act for a statement of such terms. The Series A Securities are general obligations of the Company limited to $20,000,000 in aggregate principal amount and are subordinated to Senior Indebtedness to the extent set forth in the Indenture.

                 5. Optional Redemption. The Company, at its option, may redeem the Securities in whole or from time to time in part in each case at the greater of (a) 100% of the outstanding principal amount, plus accrued interest and other amounts then due and owing on the Securities to the redemption date, or (b) the present value of the scheduled principal and interest payments due on such Security, computed using a discount rate equal to the Treasury Rate, plus accrued interest and other amounts then due and owing on the Securities.

                 "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining average life of the Securities; provided, that if the average life of the Securities is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the average life of the Securities is less than one year, the weekly average yield on actually traded United States Treasury





                                      A1-3
securities adjusted to a constant maturity of one year shall be used.

                 6. Mandatory Redemption. The Company shall redeem $6,000,000 (or such lesser amount as provided below) principal amount of the Securities on February 15, 1994 or the Extended Date (as defined below), unless prior to such date the Company has (i) established or acquired the New Distribution Facility and loaned $6,000,000 principal amount of the Securities to the Distribution Facility Subsidiary for the establishment or acquisition of, or to make improvements to, or capital expenditures, including but not limited to computer systems (including, without limitation, hardware and software) and distribution equipment, in connection with, assets for the New Distribution Facility, (ii) acquired the Pledged Note in an aggregate principal amount of $6,000,000 and (iii) entered into the Security and Pledge Agreement and delivered to the Trustee the Pledged Note duly endorsed in blank. The "Extended Date" shall mean April 15, 1994 if prior to or on February 15, 1994 the Company has entered into a written agreement to acquire the New Distribution Facility. Notwithstanding the foregoing, as long as the Company has otherwise satisfied clauses (i) through (iii) of this Paragraph 6 except that with respect to clause (i) the Company used less than $6,000,000 (the "Expended Amount") in connection with the New Distribution Facility and with respect to clause (ii) the Company acquired the Pledged Note in an aggregate principal amount equal to the Expended Amount, the Company shall be required to redeem an amount equal to the difference between $6,000,000 and the Expended Amount, unless such amount is less than $1,000,000 in which case no redemption pursuant to this paragraph 6 shall be required. Any such redemption under this Paragraph 6 shall be made at 100% of the principal amount thereof, plus accrued interest on such principal amount to the date of redemption.

                 7. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. In the event of a redemption of less than all of the Securities, the Securities will be chosen for redemption by the Trustee, generally pro rata or by lot. On and after the redemption date, interest ceases to accrue on Securities or portions of them called for redemption.

                 If this Security is redeemed subsequent to a record date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid to the person in whose name this Security is registered at the close of business on such record date.





                                      A1-4

                 8. Denominations, Transfer, Exchange. The Series A Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Series A Securities may be registered, and Series A Securities may be exchanged, as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Series A Security or portion of a Series A Security selected for redemption. Also, it need not exchange or register the transfer of any Series A Securities for a period of 15 days before a selection of Series A Securities to be redeemed.

                 9. Persons Deemed Owners. The registered holder of a Series A Security may be treated as its owner for all purposes.

                 10. Amendments and Waivers. Subject to certain exceptions, the Indenture, the Securities and the other Documents may be amended with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities, and any existing default may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities. Without the consent of any Securityholder, the Indenture, the Securities or the other Documents may be amended, among other things, to cure any ambiguity, defect or inconsistency, to provide for assumption of the Company's or the Guarantor's obligations to Securityholders or to make any change that does not adversely affect the rights of any Securityholder.

                 11. Defaults and Remedies. If an Event of Default (as set forth in the Indenture) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Securities become due and payable immediately without further action or notice. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish quarterly and annual compliance certificates to the Trustee.

                 12. Trustee Dealings with Company. First Trust National Association, the Trustee under the Indenture, in its





                                      A1-5
individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

                 13. Change in Control. If there is a Change in Control (as defined in the Indenture), then the Company shall commence an offer to repurchase all of the outstanding Securities upon the terms set forth in the Indenture.

                 14. Subordination. The indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, expressly subordinate in right of prior payment in full of all existing and future senior indebtedness as set forth in the Indenture and the Subordination Agreement (as defined in the Indenture), and this Security is issued subject to the provisions of the Indenture and the Subordination Agreement with respect to such subordination. Each holder of this Security, by accepting the same, covenants and agrees to and shall be bound by such provisions and authorizes and directs the Trustee to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and appoints the Trustee as attorney-in fact for any and all such purposes.

                 15. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or the Guarantor shall not have any liability for any obligations of the Company or the Guarantor under the Series A Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Series A Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Series A Securities.

                 16. Authentication. This Series A Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                 17. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                 The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture. Request may be made to:


                             THE HANOVER COMPANIES





                                      A1-6

                                                1500 Harbor Boulevard
                                                Weekhawken, New Jersey  07087

                                                Attn: Chief Financial Officer





                                      A1-7

                                ASSIGNMENT FORM


                 To assign this Series A Security, fill in the form below:

(I) or (we) assign and transfer this Series A Security to

_______________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

_______________________________________________________________

_______________________________________________________________

_______________________________________________________________

_______________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________________
______________________________________________________ agent to transfer this
Security on the books of the Company. The agent may substitute another to act for him.

_______________________________________________________________

Date: __________   Your Signature: ____________________________

(Sign exactly as your name appears on the other side of this Series A Security)


Signature Guarantee





                                      A1-8

                       OPTION OF HOLDER TO ELECT PURCHASE


                 If you want to elect to have this Series A Security purchased by the Company pursuant to Section 4.13 or Section 4.28 of the Indenture, check
the appropriate box:      [ ] Section 4.13     [ ] Section 4.28

                 If you want to elect to have only part of this Series A Security purchased by the Company pursuant to Section 4.13 or Section 4.28 of the Indenture, state the amount (which must be $1,000 or an integral multiple of $1,000): $_________________

Date: ___________  Your Signature: ____________________________


                                  ___________________________________________

(Sign exactly as your name appears on the other side of this Series A Security)


Signature Guarantee





                                      A1-9

                                  EXHIBIT A-2

                          (Face of Series B Security)

No.
$

                             THE HANOVER COMPANIES

promises to pay to

or registered assigns,

the principal sum of                      Dollars on August 1, 1998

                         9.25% SENIOR SUBORDINATED NOTE
                                    SERIES B

                  Interest Payment Dates:  July 1, October 1,
                             January 1 and April 1

                      Record Dates: June 15, September 15,
                            December 15 and March 15

                                     Dated:

                                     THE HANOVER COMPANIES

                                     By _______________________________

                                     By _______________________________

Authenticated:                                (SEAL)

First Trust National                 OR       (Authenticating Agent's name)
   Association


By ___________________________                By __________________________
          Authorized Signature                      Authorized Signature





                                     A2-1

                          (Back of Series B Security)

                             THE HANOVER COMPANIES


               9.25% Senior Subordinated Note due August 1, 1998,
                                    Series B

                 1.   Interest and Maturity.

                      (a)  The Hanover Companies, a Nevada corporation
(the "Company," which term includes any successor corporation under the Indenture referred to herein), hereby promises to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount of this Series B Security at a rate of 9.25% per annum from the date hereof. The Company will pay interest quarterly on July 1, October 1, January 1 and April 1 of each year commencing on October 1, 1993, until said principal shall have become due and payable, and to pay interest (so computed) at the rate of 12.25% per annum on any overdue principal and prepayment charge and, to the extent permitted by applicable law, on any interest overdue (without regard to any applicable grace period), until the same shall be paid.

                      (b) Notwithstanding anything to the contrary in the foregoing, the Company also promises to pay in cash any interest required by
Section 3(b) of the Registration Rights Agreement dated as of August 17, 1993, as required thereunder.

                 2. Method of Payment. The Company will pay interest on the Series B Securities (except defaulted interest) to the persons who are registered holders of Series B Securities (each, a "Holder") at the close of business on the record date for the next Interest Payment Date even though Series B Securities are cancelled after the record date and on or before the Interest Payment Date. Holders must surrender Series B Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest or premium, if any, and other amounts owing under the Securities in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal and interest or premium, if any, and other amounts owing under the Securities by wire transfer of immediately available funds in such money. It may mail an interest check to a Holder's registered address. Upon written request of a Holder of non-Restricted Series B Securities in aggregate principal amount equal to at least $1,000,000, the Company shall make payment of principal or interest or premium, if any, by wire transfer of immediately available funds to the wire address specified in such notice.





                                      A2-2

                 3. Paying Agent and Registrar. The Trustee will initially act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Securityholder. Subject to the approval in writing of a majority of Holders in principal amount of the then outstanding Securities (which approval shall be revocable at any time), the Company may act in any such capacity.

                 4.   Indenture.  The Company issued the Series B
Securities under an Indenture dated as of August 17, 1993 (the "Indenture") among the Company, The Horn & Hardart Company, a Nevada corporation (the "Guarantor"), certain subsidiaries of the Company and the Trustee. The terms of the Series B Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Section Section 77aaa-77bbbb) as in effect on the date of the Indenture. The Series B Securities are subject to, and qualified by, all such terms, certain of which are summarized herein, and Securityholders are referred to the Indenture and such Act for a statement of such terms. The Series B Securities are general obligations of the Company limited to $20,000,000 in aggregate principal amount.

                 5. Optional Redemption. The Company, at its option, may redeem the Securities in whole or from time to time in part in each case at the greater of (a) 100% of the outstanding principal amount, plus accrued interest and other amounts then due and owing on the Securities to the redemption date, or (b) the present value of the scheduled principal and interest payments due on such Security, computed using a discount rate equal to the Treasury Rate, plus accrued interest and other amounts then due and owing on the Securities.

                 "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining average life of the Securities; provided, that if the average life of the Securities is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the average life of the Securities is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.





                                      A2-3

                 6. Mandatory Redemption. The Company shall redeem $6,000,000 (or such lesser amount as provided below) principal amount of the Securities on February 15, 1994 or the Extended Date (as defined below), unless prior to such date the Company has (i) established or acquired the New Distribution Facility and loaned $6,000,000 principal amount of the Securities to the Distribution Facility Subsidiary for the establishment or acquisition of, or to make improvements to, or capital expenditures, including but not limited to computer systems (including, without limitation, hardware and software) and distribution equipment, in connection with, assets for the New Distribution Facility, (ii) acquired the Pledged Note in an aggregate principal amount of $6,000,000 and (iii) entered into the Security and Pledge Agreement and delivered to the Trustee the Pledged Note duly endorsed in blank. The "Extended Date" shall mean April 15, 1994 if prior to or on February 15, 1994 the Company has entered into a written agreement to acquire the New Distribution Facility. Notwithstanding the foregoing, as long as the Company has otherwise satisfied clauses (i) through (iii) of this Paragraph 6 except that with respect to clause (i) the Company used less than $6,000,000 (the "Expended Amount") in connection with the New Distribution Facility and with respect to clause (ii) the Company acquired the Pledged Note in an aggregate principal amount equal to the Expended Amount, the Company shall be required to redeem an amount equal to the difference between $6,000,000 and the Expended Amount, unless such amount is less than $1,000,000 in which case no redemption pursuant to this paragraph 6 shall be required. Any such redemption under this Paragraph 6 shall be made at 100% of the principal amount thereof, plus accrued interest on such principal amount to the date of redemption.

                 7. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. In the event of a redemption of less than all of the Securities, the Securities will be chosen for redemption by the Trustee, generally pro rata or by lot. On and after the redemption date, interest ceases to accrue on Securities or portions of them called for redemption.

                 If this Security is redeemed subsequent to a record date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid to the person in whose name this Security is registered at the close of business on such record date.

                 8. Denominations, Transfer, Exchange. The Series B Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The





                                      A2-4
transfer of Series B Securities may be registered, and Series B Securities may be exchanged, as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Series B Security or portion of a Series B Security selected for redemption. Also, it need not exchange or register the transfer of any Series B Securities for a period of 15 days before a selection of Series B Securities to be redeemed.

                 9. Persons Deemed Owners. The registered holder of a Series A Security may be treated as its owner for all purposes.

                 10. Amendments and Waivers. Subject to certain exceptions, the Indenture, the Securities and the other Documents may be amended with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities, and any existing default may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities. Without the consent of any Securityholder, the Indenture, the Securities or the other Documents may be amended, among other things, to cure any ambiguity, defect or inconsistency, to provide for assumption of the Company's or the Guarantor's obligations to Securityholders or to make any change that does not adversely affect the rights of any Securityholder.

                 11. Defaults and Remedies. If an Event of Default (as set forth in the Indenture) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Securities become due and payable immediately without further action or notice. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish quarterly and annual compliance certificates to the Trustee.

                 12. Trustee Dealings with Company. First Trust National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its





                                      A2-5

Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

                 13. Change in Control. If there is a Change in Control (as defined in the Indenture), then the Company shall commence an offer to repurchase all of the outstanding Securities upon the terms set forth in the Indenture.

                 14. Subordination. The indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, expressly subordinate in right of prior payment in full of all existing and future senior indebtedness as set forth in the Indenture and the Subordination Agreement (as defined in the Indenture), and this Security is issued subject to the provisions of the Indenture and the Subordination Agreement with respect to such subordination. Each holder of this Security, by accepting the same, covenants and agrees to and shall be bound by such provisions and authorizes and directs the Trustee to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and appoints the Trustee as attorney-in fact for any and all such purposes.

                 15. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or the Guarantor shall not have any liability for any obligations of the Company or the Guarantor under the Series B Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Series B Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Series B Securities.

                 16. Authentication. This Series B Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                 17. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                 The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture. Request may be made to:


                                            THE HANOVER COMPANIES

                                            1500 Harbor Boulevard
                                            Weekhawken, New Jersey  07087





                                      A2-6

                                       Attn: Chief Financial Officer





                                      A2-7

                                ASSIGNMENT FORM


                 To assign this Series B Security, fill in the form below:

(I) or (we) assign and transfer this Series B Security to

_______________________________________________________________
         (Insert assignee's soc. sec. or tax I.D. no.)

_______________________________________________________________

_______________________________________________________________

_______________________________________________________________

_______________________________________________________________
    (Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________________
______________________________________________________ agent to transfer this
Security on the books of the Company. The agent may substitute another to act for him.

_______________________________________________________________

Date: __________   Your Signature: ____________________________

(Sign exactly as your name appears on the other side of this Series B Security)


Signature Guarantee





                                      A2-8

                       OPTION OF HOLDER TO ELECT PURCHASE


                 If you want to elect to have this Series B Security purchased by the Company pursuant to Section 4.13 or Section 4.28 of the Indenture, check the appropriate box: [ ] Section 4.13 [ ] Section 4.13

                 If you want to elect to have only part of this Series B Security purchased by the Company pursuant to Section 4.13 or Section 4.28 of the Indenture, state the amount (which must be $1,000 or an integral multiple of $1,000): $_________________

Date: ___________                Your Signature: ____________________________


                                  ___________________________________________

(Sign exactly as your name appears on the other side of this Series B Security)


Signature Guarantee





                                      A2-9

                                   EXHIBIT B

                                FORM OF GUARANTY


                       [THE GUARANTY IS INCLUDED IN THIS
                         BINDER AS A SEPARATE DOCUMENT]

                                                                       EXHIBIT C

                            SUBORDINATION AGREEMENT



                        [THE SUBORDINATION AGREEMENT IS
                          INCLUDED IN THIS BINDER AS A
                               SEPERATE DOCUMENT]

                                                                       Exhibit D



                         SECURITY AND PLEDGE AGREEMENT

                 This SECURITY AND PLEDGE AGREEMENT, dated as of [_______] __, 199[_] (this "Agreement"), is between THE HANOVER COMPANIES, a Nevada corporation (the "Pledgor"), and First Trust National Association, a national association, as trustee for the holders of the Notes, as defined below (the "Trustee").


                                    RECITALS

                 a. The Pledgor, The Horn & Hardart Company, a Nevada corporation (the "Guarantor"), and certain subsidiaries of the Pledgor (collectively, the "Guarantor Subsidiaries" and together with the Guarantor, the "Guarantors") have entered into that certain Purchase Agreement, dated as of August 17, 1993 (the "Purchase Agreement"), with the Purchaser (as defined in the Purchase Agreement), and that certain Indenture, dated as of August 17, 1993 (the "Indenture"), with the Trustee. The Guarantors have agreed to enter into that certain Guaranty attached to the Indenture as Exhibit B (the "Guaranty").

                 b. The Purchase Agreement and Indenture provided for the issuance by the Company of its 9.25% Senior Subordinated Notes due 1998 in an aggregate principal amount of $20,000,000 (the "Notes"). Any Person (as defined below) that holds any of the Notes now or hereafter shall be referred to herein as a "Noteholder".

                 c. Prior to or simultaneously with the execution hereof, the Company shall have used $[__________] principal amount of the Notes to establish or acquire a new distribution facility which is a wholly owned subsidiary of the Pledgor (the "Distribution Facility Subsidiary") and the Distribution Facility Subsidiary shall have issued a promissory note in favor of the Pledgor (the "Subsidiary Note").

                 d. To induce the Noteholders to enter into the Purchase Agreement, and the documents related thereto, and to induce the Trustee to enter into the Indenture, and the documents related thereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor has agreed to pledge and grant a security interest in the Collateral (as defined below) as security for the Secured Obligations (as defined below).

                                   AGREEMENT

                 Now therefore, in consideration of the above recitals and other consideration and the mutual covenants hereinafter set forth herein, the parties hereto agree as follows:

                 Section 1. Definitions. Capitalized terms used but not defined herein have the respective meanings ascribed to such terms in the Indenture. In addition, as used herein:

    "Collateral" has the meaning ascribed to such term in Section 3 hereof.

                 "Documents" means the Purchase Agreement, the Indenture, the Registration Rights Agreement, the Securities, the Guaranty, the Collateral Documentation, and all other security agreements, mortgages, deeds of trust, financing statements, lease assignments, guaranties and other agreements and instruments, together with any assignments, endorsements of, exhibits, schedules or other attachments to all of the foregoing, delivered in connection with the transactions contemplated hereby or thereby, all as amended, supplemented or otherwise modified from time to time.

                 "Guarantor" and "Guarantors" have the meaning ascribed to each such term in the first Recital hereof.

                 "Guaranty" has the meaning ascribed to such term in the first Recital hereof.

                 "Indenture" has the meaning ascribed to such term in the first Recital hereof.

                 "Noteholder" has the meaning ascribed to such term in the second Recital hereof.

                 "Notes" has the meaning ascribed to such term in the second Recital hereof.

                 "Pledged Note" has the meaning ascribed to such term in
Section 3(a) hereof.

                 "Proceeds" has the meaning ascribed to such term in Section
4.9 hereof.

                 "Purchase Agreement" has the meaning ascribed to such term in the first Recital hereof.

                 "Secured Obligations" means all obligations of the Pledgor, the Guarantor and the Guarantor Subsidiaries under the Indenture, the Notes, the Purchase Agreement, the Guaranty and the other Documents.

                 "Subsidiary Note" has the meaning ascribed to such term in the third Recital hereof.

                 "Trustee" has the meaning ascribed to such term in the first paragraph hereof.

                 "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in the State of New York.

                 Section 2. Representations and Warranties. The Pledgor represents and warrants to the Noteholders and the Trustee that:

                 (a) The Pledgor is the sole beneficial owner of the Collateral and no Lien exists or will exist upon the Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), except for the pledge and security interest in favor of the Trustee for the benefit of the Noteholders created or provided for herein, which pledge and security interest constitutes a first priority perfected pledge and security interest in and to all of the Collateral.

                 (b) The issuance of the Subsidiary Note has been duly authorized by all necessary corporate action on the part of the Distribution Facility Subsidiary. The Subsidiary Note constitutes a legally valid and binding obligation of the Distribution Facility Subsidiary in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law), and the Subsidiary Note is not nor will be subject to any contractual restriction, or any restriction under the charter or by-laws of the Distribution Facility Subsidiary, upon the transfer of such Subsidiary Note (except for any such restriction contained herein).

                 Section 3. The Pledge. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Pledgor hereby pledges and grants to the Trustee, for the benefit of the Noteholders as hereinafter provided, a security interest in and to all of the Pledgor's right, title and interest in the following property, whether now owned by the Pledgor or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Collateral"):

                 (a) the Subsidiary Note in the aggregate principal amount of $[_____________] issued by the Distribution Facility Subsidiary in favor of the Pledgor (the "Pledged Note");

                 (b) all securities, moneys or property representing interest or other payments on the Pledged Note; and

                 (c) all proceeds of and to any of the property of the Pledgor described in clauses (a) and (b) above in this Section 3.

                 Section 4. Further Assurances; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, the Pledgor hereby agrees with the Trustee as follows:

                 4.1 Delivery and Other Perfection.  The Pledgor shall:
                 (a) if any of the above-described securities, monies or property required to be pledged by the Pledgor under clauses (a), (b) and (c) of Section 3 hereof are received by the Pledgor, forthwith either (i) transfer and deliver to the Trustee such securities so received by the Pledgor (together with the certificates for any such securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank) all of which thereafter shall be held by the Trustee, pursuant to the terms of this Agreement, as part of the Collateral or (ii) take such other action as the Trustee shall deem necessary or appropriate to duly perfect the Lien created hereunder in such shares, securities, monies or property referred to in said clauses (a), (b) and (c);

                 (b) give, execute, deliver, file and/or record any financing statements, notices, instruments, documents, agreements or other papers that may be necessary or desirable (in the judgment of the Trustee) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Trustee to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, causing any or all of the Collateral to be transferred of record into the name of the Trustee or its nominee (and the Trustee agrees that if any Collateral is transferred into its name or the name of its nominee, the Trustee will thereafter promptly give to the Pledgor copies of any notices and communications received by it with respect to the Collateral); and

                 (c) permit representatives of the Trustee, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Trustee to be present at the Pledgor's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by the Pledgor with respect to the Collateral, all in such manner as the Trustee may require.

                 4.2 Other Financing Statements and Liens. Except as otherwise permitted hereunder, without the prior written consent of the Trustee, the Pledgor shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Trustee is not named as the sole secured party.

                 4.3 Preservation of Rights. The Trustee shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

                 4.4  Note Collateral.

                 (a) So long as no Event of Default shall have occurred and be continuing, the Pledgor shall have the right to exercise all voting, consensual and other powers in any bankruptcy proceeding pertaining to the Collateral for all purposes not inconsistent with the terms of this Agreement, the Purchase Agreement, the Indenture, the Notes or any other instrument or agreement referred to herein or therein, provided that the Pledgor agrees that it will not vote the Collateral in any manner that is inconsistent with the terms of this Agreement, the Purchase Agreement, the Indenture, the Notes or any such other instrument or agreement; and the Trustee shall execute and deliver to the Pledgor or cause to be executed and delivered to the Pledgor all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the rights and powers which it is entitled to exercise pursuant to this Section 4.4(a).

                 (b) The Pledgor shall pay over to the Trustee any principal or interest payments paid on the Collateral.

                 (c) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Trustee or any Noteholder exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Purchase Agreement, the Indenture, the Notes or any other agreement relating to such Secured Obligations, all interest payments and other distributions on the Collateral shall be paid directly to the Trustee and retained by it as part of the Collateral, subject to the terms of this Agreement, and, if the Trustee shall so request in writing, the Pledgor agrees to execute and deliver to the Trustee appropriate additional interest payment, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such distribution theretofore paid to the Trustee shall, upon request of the Pledgor (except to the extent theretofore applied to the Secured Obligations) be returned by the Trustee to the Pledgor.

                 (d) No provision of the Pledged Note may be amended or waived without the written consent of the Trustee.

                 4.5 Events of Default, etc. During the period during which an Event of Default shall have occurred and be continuing:

                 (a) the Trustee shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Trustee were the sole and absolute owner thereof (and the Pledgor agrees to take all such action as may be appropriate to give effect to such right);

                 (b) the Trustee in its discretion may, in its name or in the name of the Pledgor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on of account or in exchange for any of the Collateral, but shall be under no obligation to do so; and

                 (c) the Trustee may, upon 10 business days' prior written notice to the Pledgor of the time and place, with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Trustee, the Noteholders or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Trustee deems best, and for cash or on credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place thereof (except such notice as is required above or by applicable statute and cannot be waived) and the Trustee or any Noteholder or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale), and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Pledgor, any such demand, notice or right and equity being hereby expressly waived and released. The Trustee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section
4.5 shall be applied in accordance with Section 4.9 hereof.

                 The Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Trustee may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Trustee than those obtainable through a public sale with such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Trustee shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for public sale.

                 4.6 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 4.5 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Pledgor shall remain liable for any deficiency.

                 4.7 Removals, Etc. Without at least 30 days' prior written notice to the Trustee, the Pledgor shall not maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any other place other than at the following address: 1500 Harbor Boulevard, Weehawken, New Jersey 07087.

                 4.8 Private Sale. The Trustee and the Noteholders shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to

Section 4.5 hereof conducted in a commercially reasonable manner. The Pledgor hereby waives any claims against the Trustee or any Noteholder arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations.

                 4.9 Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Trustee under this Section 4, shall be applied by the Trustee:

                 First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Trustee and the fees and expenses of its agents and counsel, and all reasonable expenses, and advances made or incurred by the Trustee in connection therewith;

                 Next, to the payment in full of the Secured Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Noteholders holding the same may otherwise agree;

                 Finally, to the payment to the Pledgor, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

As used in this Section 4, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, the Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Pledgor or any issuer of or obligor on any of the Collateral.

                 4.10 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Trustee while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Trustee is hereby appointed the attorney-in-fact of the Pledgor for the purpose of carrying out the provisions of this Section 4 and taking any action and executing any instruments which the Trustee may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Trustee shall be entitled under this Section 4 to make collections in respect of the Collateral, the Trustee shall have the right and power to receive, endorse and collect all checks made payable to the order of the Pledgor representing any dividend, payment, or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

                 4.11 Perfection. Prior to or concurrently with the execution and delivery of this Agreement, the Pledgor shall deliver to the Trustee the Subsidiary Note identified in Section 3(a) hereof.

                 4.12 Termination. When all Secured Obligations shall have been paid in full, this Agreement shall terminate, and the Trustee shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Pledgor and will execute and deliver such release as the Pledgor shall reasonably request.

                 4.13 Expenses. The Pledgor agrees to pay to the Trustee all reasonable out-of-pocket expenses (including reasonable expenses for legal services of every kind) of, or incident to, the enforcement of any of the provisions of this Section 4, or performance by the Trustee of any obligations of the Pledgor in respect of the Collateral which the Pledgor has failed or refused to perform, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Trustee in respect thereof, by litigation or otherwise and all such expenses shall be Secured Obligations to the Trustee secured under
Section 3 hereof.

                 4.14 Further Assurances. The Pledgor agrees that, from time to time upon the written request of the Trustee, the Pledgor will execute and deliver such further documents and do such other acts and things as the Trustee may reasonably request in order fully to effect the purposes of this Agreement.

                 4.15 Indemnification. The Pledgor shall indemnify the Trustee against any loss, liability or expense incurred by it in connection with the performance of this Agreement and its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except that this Section 4.15 shall not apply to losses, liabilities or expenses incurred as a result of the gross or wilful misconduct or negligence of the Trustee. The Trustee shall notify the Pledgor promptly of any claim for which it may seek indemnity. The Pledgor shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel, and the Pledgor shall pay the reasonable fees and expenses of such counsel.

                 Section 5.  Miscellaneous.

                 5.1 No Waiver. No failure on the part of the Trustee or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Trustee or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

                 5.2 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

                 5.3 Notices. Any notice or communication hereunder shall be in writing and delivered to the intended recipient at its address or telecopy number specified pursuant to Section 11.2 of the Indenture.

                 5.4 Waivers, etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Pledgor and the Trustee. Any such amendment or waiver shall be binding upon the Trustee and each Noteholder, each holder of any of the Secured Obligations and the Pledgor.

                 5.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Pledgor, the Trustee, the Noteholders and each holder of any of the Secured Obligations (provided, however, that the Pledgor shall not assign or transfer its rights hereunder without the prior written consent of the Trustee).

                 5.6 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                 5.7 Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Trustee and the Noteholders in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

                 5.8 No Limitation. Nothing contained in this Agreement shall be deemed or interpreted to limit the rights of the Trustee or the Noteholders under the terms of Article 10 of the Indenture.

                            [Signature page follows]

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                            THE HANOVER COMPANIES, a Nevada
                                            corporation


                                            By:_______________________________
                                               Name:
                                               Title:

                                            [Address]
                                            Fax: (___) ___-_____
                                                 Attn:  _______________

                                            With a copy to:

                                            [Name]
                                            Fax:  (___) ___-____
                                            Attn: ________________


                                            _________________________________
                                            a _________ corporation, as Trustee


                                            By:_______________________________
                                               Name:
                                               Title:

                                            [Address]
                                            Fax:  (__) ___-____
                                                 Attn:  ______________

                                            With a copy to:

                                            [Name]
                                            [Address]
                                                 Attn: ________________

                                                                       Exhibit E


                  THIS NOTE HAS NOT BEEN REGISTERED UNDER THE
                 SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE
                  OFFERED AND SOLD ONLY IF SO REGISTERED OR AN
                    EXEMPTION FROM REGISTRATION IS AVAILABLE


                       [Distribution Facility Subsidiary]

                             DEMAND PROMISSORY NOTE


                                                   Dated as of __________, 199__

$[____________]

                 [Distribution Facility Subsidiary], a __________ corporation (the "Company"), for value received, promises to pay to The Hanover Companies, a Nevada corporation or its successors and assigns (the "Lender"), the sum of [________________] Dollars ($___________.__) upon written demand of the Lender (such date being herein called the "Demand Date"), and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) from the date of this Note on the unpaid balance thereof, at the rate of 9.25% per annum.
The Company will pay interest on July 1, October 1, January 1 and April 1 of each year commencing on [______________] 1, 1993, until the entire principal amount shall be paid in full, payable at the Demand Date to the registered holder thereof, and to pay interest (so computed) at the rate of 12.25% per annum on any overdue principal and prepayment charge and, to the extent permitted by applicable law, on any interest overdue (without regard to any applicable grace period), until the same shall be paid.

                 Payments of principal and interest on this Note shall be made by wire transfer in immediately available funds to the account specified by the registered holder hereof to the Company for such purpose and in such manner and at such other place as the holder hereof shall designate in writing to the Company, in lawful money of the United States of America.

                 This note is subject to the following additional provisions, terms and conditions:

1.       Definitions.

           "Bankruptcy Law" has the meaning specified in Section 2 hereof.

                 "Business Day" shall mean a day of the year in which banks are not required or authorized to close in New York.

                 "Custodian" has the meaning specified in Section 2 hereof.

                 "Debt" of any Person as of any date shall mean and include (i) all indebtedness for money borrowed or evidenced by notes, bonds, debentures or similar evidences of indebtedness, and (ii) indebtedness representing the deferred and unpaid purchase price of any property or business (excluding in any event trade payables incurred in the ordinary course of business and constituting current liabilities), in the case of each of the foregoing clauses
(i) and (ii) in the principal amount that such indebtedness would be shown on a balance sheet of such Person prepared as of such date in accordance with GAAP.

                 "Event of Default" has the meaning specified in Section 2 hereof.

                 "GAAP" shall mean generally accepted accounting principles in the United States.

                 "Indenture" shall mean the Indenture, dated as of August 17, 1993, among the Lender, The Horn & Hardart Company, a Nevada corporation, certain subsidiaries of the Lender and First Trust National Association, as Trustee, relating to $20,000,000 in aggregate principal amount of 9.25% Senior Subordinated Notes due 1998 of the Lender.

                 "Loan" shall mean the loan being hereunder.

                 "Note" shall mean this note.

                 "Officers' Certificate" shall mean a certificate signed by two Officers or by an Officer.

                 "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                 "Security and Pledge Agreement" shall mean the Security and Pledge Agreement, dated as of the date hereof, between the Lender and First Trust National Association, as Trustee, pursuant to which the Lender pledged and granted a security interest in this Note.

2.       Events of Default.

                 An "Event of Default" occurs if any Event of Default under and as set forth in the Indenture shall occur.

                 If an Event of Default shall occur and be continuing, the holder hereof may declare, by notice in writing given to the Company, the entire unpaid principal amount of this Note, together with interest accrued thereon, to be immediately due and payable, in which case this Note shall become immediately due and payable, both as to principal and interest, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, notwithstanding anything herein.

                 If any Event of Default shall have occurred and be continuing, the holder of this Note may proceed to protect and enforce its rights either by suit in equity or by action at law, or both, whether for specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted to the holder of this Note, or the holder of this Note may proceed to enforce any other legal or equitable right as the holder of such Note. No remedy is intended to be exclusive and each remedy shall be cumulative.

                 If the Company shall default in the payment of principal of or interest on this Note, it will pay to the holder hereof further amounts, to the extent lawful, as shall be sufficient to pay the costs and expenses of collection, including reasonable counsel fees and expenses.

3.       Miscellaneous.

                 (a) Paragraph Headings. The paragraph headings contained in this Note are for reference purposes only and shall not affect the meaning or interpretation of this Note.

                 (b) Notices. Any communications, notices or demand to be given hereunder, under the Note shall be deemed duly given if delivered or mailed by certified or registered mail, postage prepaid, return receipt requested, as follows:

                      (i)         If to the Company, at:

                                  [Name]
                                  [Address]
                                  -------------------------

                      (ii)        If to the Lender, at:

                                  The Hanover Companies
                                  1500 Harbor Boulevard
                                  Weehawken, New Jersey  07087
                                  Attention:  Michael P. Sherman
                                              General Counsel
or, in each case, at any other address which shall have been furnished to the person giving such notice by a previous notice hereunder from the person receiving such notice.

                 (c) Amendment and Waiver. This Note is pledged as collateral pursuant to the Security and Pledge Agreement and no provision of this Note may be amended or waived without the written consent of the Trustee under the Indenture.

                 (d) Successors, Assigns and Transferors. The obligations of the Company under this Note shall be binding upon, and inure to the benefit of, and be enforceable by, the Company and the holder hereof, and their respective successors and assigns, whether or not so expressed. Subject to the holder's compliance with all applicable securities laws, the holder hereof may transfer this Note at any time to any one or more persons, and at the request of such holder, the Company shall issue a new Note or Notes registered in the name or names of such transferees.

                 (e) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.


                 IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date hereinabove first written.

                                              [DISTRIBUTION FACILITY SUBSIDIARY]


                                              By:
                                                  -----------------------------
                                                  Name:
                                                  Title: